Exhibit 6

[TRANSLATION]

THE JAPAN FINANCE CORPORATION ACT

(Act No. 57 of 2007)

TABLE OF CONTENTS

Chapter 1:	General Provisions (Articles 1 through 5)

Chapter 2:	Officers and Employees (Articles 6 through 10)

Chapter 3:	Operations (Articles 11 through 27)

Chapter 4:	Finance and Accounting (Articles 28 through 57)

Chapter 5:	Miscellaneous Provisions (Articles 58 through 66)

Chapter 6:	Penal Provisions (Articles 67 through 74)

Supplementary Provisions

CHAPTER 1: GENERAL PROVISIONS

Article 1:	Purpose

The Japan Finance Corporation (hereinafter referred to as “JFC”) shall be a Kabushiki-Kaisha, which has the purpose of contributing to the sound development of Japan and the international economy and society and to the improvement of the quality of national life, by taking responsibility for (i) the financial function to provide fund procurement assistance to the general public, small and medium enterprises and those engaged in agriculture, forestry and fishery and (ii) the financial function to promote the overseas development and securement of resources which are important for Japan, to maintain and improve the international competitiveness of Japanese industries and to promote the overseas business having the purpose of preserving the global environment, such as preventing global warming, also providing the financial services that are necessary to take appropriate measures with respect to disruptions to domestic or international financial order or damages caused by large-scale natural disasters, acts of terrorism, medical epidemics, etc., and furthermore enabling financial institutions, such as banks, to provide such necessary financial services in a timely and smooth manner, while having the objective of supplementing the financial transactions implemented by ordinary financial institutions.

Article 2:	Definitions

In this Act, the meaning of the terms listed in each of the following Items shall be as prescribed respectively in those Items.

(1)	“A Person Engaged in the Life/Health-Related Businesses” means, among the general public prescribed in the preceding Article, those who are engaged in the Life/Health-Related Businesses (which means the business prescribed by a Cabinet Order as the life/health-related businesses; the same shall apply hereinafter) and who are prescribed by a Cabinet Order, such as a life/health trade association (seikatsu-eisei-dogyo-kumiai).

(2)	“A Person Engaged in Agriculture, Forestry and Fishery” means the persons engaged in agriculture (including animal husbandry and sericulture industries), forestry, fishery or salt industry (hereinafter referred to as “Agriculture, Forestry and Fishery”) or juridical person organized by the aforementioned persons (including those juridical persons the main members or contributors of which are the aforementioned persons or local governments or a majority of the amount of the basic properties of which have been contributed by the aforementioned persons or local governments, and which have the purpose of improving Agriculture, Forestry and Fishery).

(3)	“Small and Medium Enterprises” means those who fall under any of the following Items:

a.	Any company whose capital or total amount of contributions does not exceed three hundred million yen (¥300,000,000) (fifty million yen (¥50,000,000) for an enterprise which is principally engaged in a retail or service business, and one hundred million yen (¥100,000,000) for an enterprise which is principally engaged in a wholesale business), and any company and individual whose regular workforce does not exceed three hundred (300) persons (fifty (50) persons for an enterprise which is principally engaged in a retail business, and one hundred (100) persons for an enterprise which is principally engaged in a wholesale or service business), any of which/whom is engaged in a business (hereinafter referred to as the “Small and Medium Enterprise Specific Business”) belonging to the business category prescribed by a Cabinet Order (excluding those which are principally engaged in a business belonging to the business category prescribed by the Cabinet Order provided for in b below);

b.	Among the companies whose capital or total amount of contributions do not exceed the amount prescribed by a Cabinet Order for each business category, and the companies and individuals whose regular workforce does not exceed the number of employees prescribed by a Cabinet Order for each business category, any of which/whom is principally engaged in a business belonging to the business category prescribed by such Cabinet Order, those engaged in the Small and Medium Enterprise Specific Business;

c.	Any small and medium enterprise, etc., cooperative, agricultural cooperative, federation of agricultural cooperatives, fishery cooperative, forest association, production forest association, federation of forest associations, consumers’ livelihood cooperative and federation of consumers’ livelihood cooperatives, any of which is engaged in the Small and Medium Enterprise Specific Business or two-thirds (2/3) or more of the members of any of which are the persons engaged in the Small and Medium Enterprise Specific Business;

d.	Any joint business cooperative, which is engaged in the Small and Medium Enterprise Specific Business;

e.	Any commercial and industrial association and federation of commercial and industrial associations, any of which is engaged in the Small and Medium Enterprise Specific Business or the members of any of which are the persons engaged in the Small and Medium Enterprise Specific Business;

f.	Any shopping district promotion association and federation of shopping district promotion associations, any of which is engaged in the Small and Medium Enterprise Specific Business or two-thirds (2/3) or more of the members of any of which are the persons engaged in the Small and Medium Enterprise Specific Business;

g.	Among the life/health trade associations, life/health trade small associations and federations of life/health trade associations, two-thirds (2/3) or more of the direct or indirect members of any of which are the juridical persons whose capital or total amount of contributions does not exceed fifty million yen (¥50,000,000) (one hundred million yen (¥100,000,000) for an enterprise which is principally engaged in a wholesale business) or the persons whose regular workforce does not exceed fifty (50) persons (one hundred (100) persons for an enterprise which is principally engaged in a wholesale or service business), those which are engaged in the Small and Medium Enterprise Specific Business or whose members are the persons engaged in the Small and Medium Enterprise Specific Business;

h.	Any sake brewers association, federation of sake brewers associations or sake brewers central association (chuokai), two-thirds (2/3) or more of the direct or indirect members (engaging in a liquor manufacturing business) of any of which are the juridical persons whose capital or total amount of contributions does not exceed three hundred million yen (¥300,000,000) or the persons whose regular workforce does not exceed three hundred (300) persons, and any liquor merchant association, federation of liquor merchant associations and liquor merchant central association (chuokai), two-thirds (2/3) or more of the direct or indirect members (engaging in a liquor sales business) of any of which are the juridical persons whose capital or total amount of contributions does not exceed fifty million yen (¥50,000,000) (one hundred million yen (¥100,000,000) for a liquor wholesaler) or the persons whose regular workforce does not exceed fifty (50) persons (one hundred (100) persons for a liquor wholesaler); and

i.	Any coastal shipping association or federation of coastal shipping associations, two-thirds (2/3) or more of the direct or indirect members (engaging in a coastal shipping business) of any of which are the juridical persons whose capital or total amount of contributions does not exceed three hundred million yen (¥300,000,000) or the persons whose regular workforce does not exceed three hundred (300) employees.

(4)	“Specific Funds” means the funds which are necessary to take appropriate measures with respect to disruptions to domestic or international financial order or damages caused by large-scale natural disasters, acts of terrorism, medical epidemics, etc. and which are prescribed by a Cabinet Order.

(5)	“Crises Response Operations” means, among the (i) provision of loans of the Specific Funds, (ii) discounting of bills, guaranteeing of liabilities or acceptance of bills in connection with the Specific Funds, (iii) acquisition of corporate bonds issued to procure the Specific Funds by certain measures, such as subscription, or (iv) assumption of all or part of the loan receivables related to the Specific Funds (hereinafter referred to as the “Loans, etc. of Specific Funds”), those provided by receiving the provision of credit (excluding those falling under the operations listed in Article 41, Item (6) hereof) from JFC.

Article 3:	Holding of Shares by Government

The Government shall, at all times, hold the total number of outstanding shares of JFC.

Article 4:	Government’s Contribution

1.	The Government may, when it finds it to be necessary, make contributions to JFC within the amount appropriated in the budget.

2.	When a contribution is made by the Government pursuant to the provisions of the preceding Paragraph, JFC shall, notwithstanding the provisions of Article 445, Paragraph 2 of the Companies Act (Act No. 86 of 2005), be allowed not to record the amount exceeding half of such contribution amount as the capital. In this case, “this Act” referenced in Paragraph 1 of the same Article shall be dealt to mean “this Act or the Japan Finance Corporation Act (Act No. 57 of 2007).”

3.	When a contribution is made by the Government pursuant to the provisions of Paragraph 1 of this Article, JFC shall, in accordance with the separation of accounting prescribed in Article 41 hereof, allocate the capital or reserve increased as a result of such contribution to each account related to the operations listed in each Item of the same Article.

Article 5:	Limitation, etc. on Use of Name

1.	No person other than JFC shall use the words “Japan Finance Corporation” in its name.

2.	JFC may, notwithstanding the provisions of Article 6, Paragraph 2 of the Banking Act (Act No. 59 of 1981), use the name “Japan Bank for International Cooperation” as the name of the internal organization set forth in Article 13, Paragraph 3 hereof.

3.	No person other than JFC shall use the name “Japan Bank for International Cooperation.”

CHAPTER 2: OFFICERS AND EMPLOYEES

Article 6:	Resolution for Appointment and Removal, etc. of Officers, etc.

1.	The resolution for the appointment and removal of the Officers, etc. (meaning Directors, Executive Officers and Auditor(s); the same shall apply hereinafter) of JFC shall not take effect unless the authorization of the competent Ministers is granted.

2.	The resolution for selection and displacement of a Representative Director or Representative Executive Officer of JFC shall not take effect unless the authorization of the competent Ministers is granted.

Article 7:	Provisions on Disqualification for Officer, etc.

No employees (other than persons in part-time employment) of the Government or a local government may be the Officers, etc. of JFC.

Article 8:	Prohibition of Concurrent Holding of Positions by Officers, etc.

No Officers, etc. (other than part-time Officers; the same shall apply in this Article) of JFC shall become an officer of any for-profit organization other than JFC or shall engage for his/her own account in any business for profit; provided, however, that this shall not apply when the competent Ministers approve that such concurrent position will not interfere with such Officer’s execution of his/her duties as the Officers, etc. and gives approval.

Article 9:	Confidentiality Obligations of Officers, etc., Accounting Advisor and Employees

No Officers, etc., Accounting Advisor (if the Accounting Advisor is a juridical person, a member who should execute its duties) or employees of JFC shall disclose or misappropriate any secret they have learned in the course of their duties. The same shall apply after they leave their offices.

Article 10:	Status of Officers, etc., Accounting Advisor and Employees

The Officers, etc., Accounting Advisor (if the Accounting Advisor is a juridical person, a member who should execute its duties) or employees of JFC shall be deemed to be employees engaged in public service in accordance with laws and regulations, in so far as the application of penal provisions such as the Criminal Code (Act No. 45 of 1907) is concerned.

CHAPTER 3: OPERATIONS

Article 11:	Scope of Operations

1.	JFC shall, for attaining its purpose, engage in the following operations:

(1)	Operations of providing monetary loans, to the persons listed in the corresponding middle column of Schedule I hereto, of the funds listed in the rightmost columns of the same Schedule, respectively, (with respect to the operations of providing monetary loans listed in the rightmost column of Item (14) of the same Schedule, including the operations of acquiring corporate bonds newly issued to procure such funds (excluding the short-term corporate bonds set forth in Article 66, Item (1) of the Act on Transfer of Bonds, Shares, etc. (Act No. 75 of 2001); the same shall apply in Article 53 hereof) by certain measures, such as subscription; the same shall apply hereinafter);

(2)	Operations listed in Schedule II hereto;

(3)	Insurance in accordance with the provisions of the Small and Medium Enterprise Credit Insurance Act (Act No. 264 of 1950);

(4)	Operations listed in Schedule III hereto (limited to those conducted to promote the overseas development and securement of resources which are important for Japan, to maintain and improve the international competitiveness of Japanese industries and to promote the overseas business having the purpose of preserving the global environment, such as preventing global warming, and those related to the measures taken with respect to disruptions to international financial order);

(5)	Provision of information to the users of operations provided by JFC that pertains to such operations; and

(6)	Any other operations incidental to those listed in each of the preceding Items (with respect to the operations listed in Item (4), excluding those listed in Item (7) of Schedule III hereto).

2.	JFC shall, for attaining its purpose, engage in the operations listed below when the competent Ministers recognize that it is difficult for ordinary financial institutions to conduct the Loans, etc. of Specific Funds on usual conditions, and that it is necessary for a person designated by the competent Ministers (hereinafter referred to as the “Designated Financial Institution”) to provide the Crisis Response Operations:

(1)	Loan to the Designated Financial Institution of funds necessary for the Loans, etc. of Specific Funds;

(2)	In the case of the default of all or part of debts related to the Loans, etc. of Specific Funds conducted by the Designated Financial Institution, compensation to the Designated Financial Institution as creditor for the portion of the defaulted amount; and

(3)	Any other operations incidental to those listed in each of the preceding two (2) Items.

3.	In addition to those set forth in the preceding two (2) Paragraphs, JFC may, for attaining its purpose, engage in the operations of the provision of interest subsidies to the Designated Financial Institution and any other operations incidental thereto, with respect to the Loans, etc. of Specific Funds conducted by such Designated Financial Institution that relates to the operations listed in Item (1) or (2) of the preceding Paragraph.

Article 12:	Practice of Domestic Financial Operations

1.	JFC shall, at the time of the commencement of business, decide on the practice of (i) operations listed in Paragraph 1, Items (1) through (3) of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph (hereinafter referred to as the “Domestic Financial Operations”), and shall obtain the authorization of the competent Ministers. The same shall apply when it is intended to make any changes thereto.

2.	Matters to be decided in relation to the practice of the Domestic Financial Operations set forth in the preceding Paragraph shall be the matters prescribed by the competent Ministry Ordinance, in addition to loan interest rate, redemption period (a period of deferment shall be included therein; the same shall apply hereinafter) and period of deferment specified by JFC in accordance with the provisions of the following Paragraph and Paragraph 4 below.

3.	The loan interest rate, redemption period and period of deferment of the funds listed in the rightmost columns of Item (8) (limited to the portions of the amount related to a., d., h. through l., n. through p. and s. through u. in the rightmost columns of the same Item) and Items (9) through (13) of Schedule I hereto (with respect to the funds listed in a., d., h., o., t. and u. in the rightmost columns of Item (8) of the same Schedule, excluding those listed in the columns for the type of loans in Schedule V hereto) shall be within the scope as provided for in Schedule IV hereto.

4.	With respect to the funds listed in the columns for the type of loans in Schedule V hereto as the funds necessary to ensure the planned implementation of the structural improvement of the forestry industry or to promote (i) the improvement of agricultural management, (ii) the improvement of forestry management, (iii) the improvement of fishery management or maintenance of fishing operation or (iv) the development of Agriculture, Forestry and Fishery in developing mountain villages or depopulated area, the loan interest rate shall be the interest rates listed in the same Schedule, respectively, and the redemption period and period of deferment shall be within the scope of redemption period and period of deferment listed in the same Schedule, respectively.

Article 13:	Practice of the Japan Bank for International Cooperation Operation

1.	The loan of funds, the acquisition by assignment of loan receivables, the acquisition of the Corporate/Public Bonds, etc. (meaning the corporate/public bonds, etc. defined in Note (3) of Schedule III hereto; the same shall apply in this Paragraph, Article 31, Paragraph 3, Article 50, Paragraph 6 and Article 73, Item (5) hereof), the Guarantee, etc. of Liabilities (meaning the guarantee, etc. of liabilities set forth in Note (2) of the same Schedule; the same shall apply in Article 50, Paragraph 6 and Article 73, Item (5) hereof) or the provision of contributions pursuant to the provisions of Article 11, Paragraph 1, Item (4) hereof may be conducted only when the repayment of the funds so loaned, the collection of loan receivables so acquired, the redemption of Corporate/Public Bonds, etc. so acquired, the performance of the liabilities so guaranteed, etc. or the realization of profits that enable the payment of dividends resulting from business so contributed is recognized as being certain.

2.	The conditions, such as the interest rates of loans and yield on assigned loan receivables related to the operations listed in Items (1) through (6) of Schedule III hereto, shall be determined in to the light of usual conditions for transactions by the Banks, etc. (meaning the banks set forth in the Banking Act, long-term credit banks set forth in the Long-Term Credit Bank Act (Act No. 187 of 1952) and other financial institutions prescribed by a Cabinet Order) or the trends of financial markets, so that revenue for the account with respect to the operations listed in Article 41, Item (6) hereof will be sufficient to cover the expenses therefor.

3.	JFC shall establish a separate internal organization that is to solely and exclusively conduct (i) operations listed in Article 11, Paragraph 1, Item (4) hereof and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph.

Article 14:	Delegation of Operations

1.	JFC may delegate part of its operations (excluding the operations of the loan of funds listed in the rightmost column of Item (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) and the operations listed in Item (3) of the same Paragraph) to other persons (limited to the financial institutions prescribed by the competent Ministry Ordinance and other juridical persons prescribed by the competent Ministry Ordinance (hereinafter referred to as the “Juridical Person Delegated”)).

2.	Notwithstanding the provisions of any other Acts, the Juridical Person Delegated (excluding the juridical persons prescribed by the competent Ministry Ordinance) may accept the delegation of operations that were delegated by JFC pursuant to the provisions of the preceding Paragraph.

3.	Any person who is an officer or employee of the Juridical Person Delegated to whom the operations were delegated in accordance with the provisions of Paragraph 1 above and who engages in such delegated operations shall be deemed to be an employee who is engaged in public service in accordance with laws and regulations, in so far as the application of penal provisions, such as the Criminal Code, is concerned.

4.	Notwithstanding the provisions of Paragraph 1 above, JFC may delegate to the Okinawa Development Finance Corporation part of its operations listed in Items (1) through (5) of Schedule II hereto pursuant to the provisions of Article 11, Paragraph 1, Item (2) hereof and the operations incidental thereto pursuant to the provisions of Item (6) of the same Paragraph.

Article 15:	Executing Policy on Operations to Facilitate Crises Responses

1.	JFC shall determine the practice and conditions of the operations set forth in Article 11, Paragraphs 2 and 3 hereof (hereinafter referred to as the “Operations to Facilitate Crises Responses”) and prepare other policies to effectively and efficiently execute the Operations to Facilitate Crises Responses (hereinafter referred to as the “Executing Policy on Operations to Facilitate Crises Responses”), pursuant to the competent Ministry Ordinance.

2.	JFC shall obtain the approval of the competent Ministers when it intends to prepare the Executing Policy on Operations to Facilitate Crises Responses. The same shall apply when it is intended to make any changes thereto.

3.	When JFC has obtained the approval of the competent Ministers in accordance with the provisions of preceding Paragraph, it shall publish the Executing Policy on Operations to Facilitate Crises Responses, without delay.

Article 16:	Designation

1.	The designation pursuant to the provisions of Article 11, Paragraph 2 (referred to as the “Designation” in this Article, Paragraph 1 of the following Article, Article 18, Article 25, Paragraph 3, Article 26 and Article 27 hereof) shall be made upon the application by a person who intends to provide the Crisis Response Operations.

2.	Any person who intends to obtain the Designation shall, in accordance with the procedures prescribed by the competent Ministry Ordinance, establish the regulations for the Crisis Response Operations based on the Executing Policy on Operations to Facilitate Crises Responses (hereinafter referred to as the “Regulations for Operations”) and submit the same to the competent Ministers by attaching the same to the application for designation.

3.	The Regulations for Operations shall specify the matters prescribed by the competent Ministry Ordinance, such as the matters concerning the implementation system and the implementation method of the Crisis Response Operations and the details of provision of credit facility to be availed through the Operations to Facilitate Crises Responses necessary for the Loans, etc. of Specific Funds.

4.	Any person who falls under any of the following Items may not obtain the Designation:

(1)	A person who violated the Acts prescribed by a Cabinet Order, such as this Act and the Banking Act, or any disposition under such Acts and who was sentenced to a fine or heavier punishment, and thereafter, five (5) years have not passed since the day on which such person finished serving the sentence or the execution of the sentence ceased;

(2)	A person whose Designation was revoked pursuant to the provisions of Article 26, Paragraph 1 hereof and five (5) years have not passed since the day on which the Designation was revoked; or

(3)	A person who is a juridical person and any of whose officers who perform its operations falls under any of the following:

a.	(x) (i) an adult ward or (ii) person under curatorship or (y) a bankrupt who shall not be granted restoration of rights; or

b.	in the case where the Designation of the Designated Financial Institution was revoked pursuant to the provisions of Article 26, Paragraph 1 hereof, a person who had been an officer of such Designated Financial Institution within sixty (60) days prior to the date on which the public notice of the date and place of the hearing on the revocation of such Designation, and five (5) years have not passed since the day on which such Designation was revoked.

5.	The competent Ministers shall not grant the Designation to any applicant unless they find the application set forth in Paragraph 1 above conforms to each of the following Items:

(1)	Such applicant is a financial institution prescribed by a Cabinet Order, such as a bank;

(2)	The Regulations for Operations conform to the laws and regulations and the Executing Policy on Operations to Facilitate Crises Responses and are sufficient to ensure the appropriate and steady performance of the Operation to Facilitate Crisis Responses; or

(3)	In light of the personnel composition, such applicant has knowledge and experience that ensure the appropriate and steady performance of the Crisis Response Operations.

Article 17:	Public Notice of Designation

1.	When the competent Ministers grant the Designation, the competent Ministers shall give the public notice, in the official gazette, of the Designated Financial Institution’s trade name or name, its address and the location of its place of business or office where the Crisis Response Operations are provided.

2.	When the Designated Financial Institution intends to change its trade name or name, its address or the location of its place of business or office where the Crisis Response Operations are provided, the Designated Financial Institution shall make notification of such fact to the competent Ministers in advance.

3.	When the notification is made pursuant to the provisions of the preceding Paragraph, the competent Ministers shall give public notice of such fact in the official gazette.

Article 18:	Renewal of Designation

1.	If the Designation fails to be renewed at regular intervals as prescribed by a Cabinet Order during the period between five (5) years and ten (10) years after the grant of the Designation, the Designation shall become null and void due to the passage of such interval of time.

2.	The provisions of Article 16 hereof shall apply mutatis mutandis to the renewal of the Designation.

3.	If the Designation becomes null and void pursuant to the provisions of Paragraph 1 above, the competent Ministers shall give the public notice of such fact in the official gazette.

Article 19:	Succession

1.	In the case where the Designated Financial Institution assigns the business related to the Crisis Response Operations, if an assigner and assignee obtain authorization from the competent Ministers for the assignment and acceptance of assignment, the assignee shall succeed to the status of the Designated Financial Institution.

2.	In the case of the merger of a juridical person who is the Designated Financial Institution (excluding the case where a juridical person that is the Designated Financial Institution merges with a juridical person that is not the Designated Financial Institution and the juridical person that is the Designated Financial Institution survives) or the case of the company split of a juridical person (limited to the case where the business related to the Crisis Response Operations is succeeded) when the authorization of the competent Ministers is obtained with respect to such merger or company split, the juridical person that survives the merger or the juridical person that is incorporated through the merger or the juridical person that succeeded to the business related to such operations through the company split shall succeed to the status of the Designated Financial Institution.

3.	The provisions of Article 16 and Article 17, Paragraph 1 hereof shall apply mutatis mutandis to the authorization set forth in the preceding two (2) paragraphs.

Article 20:	Authorization, etc. for Changes to Regulations for Operations

1.	If the Designated Financial Institutions intend to change the Regulations for Operations, the Designated Financial Institutions shall obtain the authorization of the competent Ministers.

2.	If the competent Ministers find that the Regulations for Operations of the Designated Financial Institution have become improper to ensure the appropriate and steady performance of the Crisis Response Operations, the competent Ministers may order the amendment of such Regulations for Operations.

Article 21:	Agreement

1.	With respect to the Operations to Facilitate Crises Responses, JFC shall execute an agreement (referred to as the “Agreement” in this Article and Articles 28, 45 and 46 of the Supplementary Provisions hereof) that includes the following matters, with the Designated Financial Institution, and shall perform its business in accordance therewith:

(1)	The Designated Financial Institution shall provide the Crisis Response Operations as determined by the competent Ministers pursuant to the provisions of Paragraph 1 of the following Article;

(2)	If the transactions related to the operation listed in Article 11, Paragraph 2, Item (2) (referred to as the “Specific Transactions” in the following Item) is conducted, the Designated Financial Institution shall pay money as determined by the competent Ministers, while, if the debt related to the Crisis Response Operations by the Designated Financial Institution is defaulted, JFC shall pay money equivalent to the amount obtained by multiplying such defaulted amount by the rate determined by the competent Ministers;

(3)	In the case where the Designated Financial Institution conducts the Specific Transactions with JFC, the Designated Financial Institution shall, even after receiving the payment of money related to such Specific Transactions from JFC, make efforts to collect loan receivables related to such payment;

(4)	If the Designated Financial Institution conducts the collection pursuant to the provisions of the preceding Item, it shall pay JFC the amount calculated as determined by the competent Ministers as the portion related to the amount equivalent to the assets acquired through such collection;

(5)	The Designated Financial Institution shall prepare reports on its financial conditions and the state of performance of the Crisis Response Operations and submit the same report to JFC, regularly or irregularly; and

(6)	In addition to the matters listed in each of the preceding Items, the matters prescribed by the competent Ministry Ordinance, such as the contents and methods of the Crisis Response Operations provided by the Designated Financial Institution and the Operations to Facilitate Crises Responses performed by JFC.

2.	When JFC intends to execute the Agreement, it shall obtain the authorization of the competent Ministers. The same shall apply when JFC intends to change such Agreement.

Article 22:	Implementation of Operations to Facilitate Crises Responses

1.	When the competent Ministers grant a recognition pursuant to the provisions of Article 11, Paragraph 2 hereof, with respect to the Crisis Response Operations by the Designated Financial Institution and the Operations to Facilitate Crises Responses by JFC, both of which are to be recognized, the competent Ministers shall determine the cases to cover, period of implementation and other matters prescribed by the competent Ministry Ordinance as the matters necessary in relation to the implementation of such operations.

2.	JFC shall perform the Operations to Facilitate Crises Responses as determined by the competent Ministers pursuant to the provisions of the preceding Paragraph.

3.	If the competent Ministers grant a recognition pursuant to the provisions of Article 11, Paragraph 2 hereof, it shall notify such fact and the contents of the determination made pursuant to the provisions of Paragraph 1 above to the Designated Financial Institution and JFC, as well as give public notice in the official gazette.

Article 23:	Description in Accounting Books

The Designated Financial Institution shall, with respect to the Crisis Response Operations, keep accounting books, by entering the matters prescribed by the competent Ministry Ordinance therein, and preserve the same, as prescribed in the competent Ministry Ordinance.

Article 24:	Order of Supervision

The competent Ministers may issue orders to the Designated Financial Institution that are necessary for the supervision, in relation to the Crisis Response Operations, if they find it necessary for the enforcement of this Act.

Article 25:	Suspension or Abolishment of Operation

1.	If the Designated Financial Institution intends to abolish all or part of the Crisis Response Operations or, in the case where the Crisis Response Operations have commenced, if it intends to suspend all or part of such Crisis Response Operations, the Designated Financial Institution shall make notification of such fact to the competent Ministers in advance, as prescribed by the competent Ministry Ordinance.

2.	If the notification is made to the competent Ministers pursuant to the provisions of the preceding Paragraph, the competent Ministers shall give public notice of such fact in the official gazette.

3.	If the Designated Financial Institution abolishes all of the Crisis Response Operations, the Designation granted to such Designated Financial Institution shall become null and void.

Article 26:	Revocation, etc. of Designation

1.	If the Designated Financial Institution falls under any of the following Items, the competent Ministers may revoke the Designation or may order the discontinuance of all or part of the Crisis Response Operations, by setting a period of time:

(1)	The Designated Financial Institution has become to fall under Article 16, Paragraph 4, Item (1) or (3) hereof;

(2)	The Designated Financial Institution proved not to have fallen under any of the Items of Article 16, Paragraph 5 hereof at the time the Designation was granted;

(3)	The Designated Financial Institution proved to have obtained the Designation by wrongful means; or

(4)	The Designated Financial Institution has violated (i) this Act or any orders under this Act or (ii) any disposition thereunder.

2.	If the competent Ministers revoked the Designation or ordered the discontinuance of all or part of the Crisis Response Operations, pursuant to the provisions of the preceding Paragraph, they shall give public notice of such fact in the official gazette.

Article 27:	Completion of Operations upon Revocation, etc. of Designation

With respect to the Designated Financial Institution, if the Designation becomes null and void pursuant to the provisions of Article 18, Paragraph 1 and Article 25, Paragraph 3 hereof, or if the Designation is revoked pursuant to the provisions of Paragraph 1 of the preceding Article, the person who was such Designated Financial Institution or a general successor thereto shall nevertheless be deemed to be the Designated Financial Institution, to the extent within the scope of purpose for the completion of the transactions under the contracts for the Crisis Response Operations provided by such Designated Financial Institution.

CHAPTER 4: FINANCE AND ACCOUNTING

Article 28:	Business Year

The business year of JFC shall begin on April 1 of each year and end on March 31 of the following year.

Article 29:	Preparation and Submission of Budget

1.	JFC shall prepare its budget and submit it to the Minister of Finance through the competent Ministers for each business year.

2.	The documents listed below shall be attached to the budget set forth in the preceding Paragraph:

(1)	Documents concerning the business plan and financial plan for the then current business year;

(2)	The profit and loss statement, balance sheet and list of assets for the business year prior to the preceding business year;

(3)	The estimated profit and loss statement and estimated balance sheet for the preceding and then current business years; and

(4)	Any other reference materials for such budget.

3.	In the business plan and financial plan set forth in Item (1) of the preceding Paragraph, an estimated disbursement for each fund listed in the rightmost columns of Items (1) and (2) of Schedule I hereto and an estimated total disbursement for funds listed in the rightmost columns of Items (3) through (7) of the same Schedule shall be clarified.

4.	The procedures for the preparation and submission of the budget set forth in Paragraph 1 of this Article shall be determined by the Minister of Finance.

Article 30:

1.	Upon receipt of the budget submitted pursuant to the provisions of Paragraph 1 of the preceding Article, the Minister of Finance shall examine such budget and make any necessary adjustments thereto, and obtain the Cabinet’s decision thereon.

2.	After the Cabinet’s decision is made with respect to the budget set forth in Paragraph 1 of the preceding Article pursuant to the provisions of the preceding Paragraph, the Cabinet shall submit such budget to the Diet together with the national budget.

3.	The documents listed in each Item of Paragraph 2 of the preceding Article shall be attached to the budget to be submitted to the Diet pursuant to the provisions of the preceding Paragraph.

Article 31:	Form and Contents of Budget

1.	The budget of JFC shall consist of the general budget provisions and the budget for revenues and expenditures.

2.	The following matters shall be prescribed in the general budget provisions set forth in the preceding Paragraph.

(1)	The limitation amount for borrowings from the Government for each of the operations listed in the following Items:

a.	(i) The operations of providing loans to the persons listed in the middle columns of Items (1) through (7) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (1) and (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Item (9) of the same Schedule, limited to those operations closely associated with the operations of providing loans of the funds listed in the rightmost columns of Items (1) through (7) of Schedule I hereto or the operations listed in Item (1) of Schedule II hereto) and (iii) the operations of providing information to users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) through (iii) above pursuant to the provisions of Item (6) of the same Paragraph;

b.	(i) The operations of providing loans to the persons listed in the middle columns of Items (8) through (13) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (2) and (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Item (9) of the same Schedule, limited to those operations closely associated with the operations of providing loans of the funds listed in the rightmost columns of Items (8) through (13) of Schedule I hereto or the operations listed in Item (2) of Schedule II hereto) and (iii) the operations of providing information to users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) through (iii) above pursuant to the provisions of Item (6) of the same Paragraph;

c.	(i) The operations of providing loans to the persons listed in the middle column of Item (14) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (3) through (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Item (9) of the same Schedule, limited to those operations closely associated with the operations of providing loans of the funds listed in the rightmost column of Item (14) of Schedule I hereto or the operations listed in Items (3) through (8) of Schedule II hereto) and (iii) the operations of providing information to users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) through (iii) above pursuant to the provisions of Item (6) of the same Paragraph; and

d.	The Operations to Facilitate Crises Responses.

(2)	The limitation amount for the issuance of corporate bonds (excluding the issuance of the corporate bonds, which are made to be delivered, at the request of persons who have lost corporate bonds having been issued in a foreign country, to such persons) for each of the operations listed in a through d of the preceding Item.

(3)	The limitation amount for the funds procured through the assignment of beneficiary interests pursuant to the provisions of Article 53, Item (1) hereof and the assignment of the loan receivables, etc. pursuant to the provisions of Item (2) of the same Article, for each of the operations listed in a through c of Item (1) of this Article.

(4)	The amount prescribed in each of a through e below for the operations listed in each of a through e below.

a.	Loans provided to the person listed in the middle column of Item 15 of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof: The limitation amount for the disbursement under the loan

b.	Transactions conducted as the operations listed in Items (1), (2) and (5) of Schedule II hereto pursuant to the provisions of Article 11, Paragraph 1, Item (2) hereof: The limitation amount for the amount agreed by JFC to pay with respect to the transaction for each of the operations listed in these Items

c.	Guarantees conducted as the operations listed in Items (4), (6) and (8-2) of Schedule II hereto pursuant to the provisions of Article 11, Paragraph 1, Item (2) hereof: The limitation amount for the guarantee money

d.	Insurance provided pursuant to the provisions of Article 11, Paragraph 1, Item (3) hereof: The limitation amount for the insurance value

e.	Compensation provided to the Designated Financial Institution pursuant to the provisions of Article 11, Paragraph 2, Item (2) hereof: The limitation amount for the compensation

(5)	Matters necessary for the implementation of the budget other than the matters listed in each of the preceding Items

3.	As used in the budget for revenues and expenditures set forth in Paragraph 1 of this Article, the revenues mean interest on loans, interest on the Corporate/Public Bonds, etc., dividends on contributions, debt guarantee fees and other incomes related to asset management, insurance premium income, collections (limited to the operations listed in Article 11, Paragraph 1, Item (3) hereof) and miscellaneous incidental income, and the expenditures mean interest on borrowings, interest on bonds and notes, insurance premium payment, compensation-related payments, interest subsidies, expense of operations, business entrustment fees and incidental expenses.

4.	The budget for revenues and expenditures set forth in Paragraph 1 of this Article shall be separated for each of the operations listed in a through c of Item (1) of Paragraph 2 of this Article and each of Article 41, Items (5) through (7) hereof.

5.	Except for the matters prescribed in each of the preceding Paragraph, the form and contents of JFC’s budget shall be determined by the Minister of Finance upon consultation with the competent Ministers.

Article 32:	Contingency

JFC may include contingency in its budget to cover deficits in the budget which may arise from unforeseeable causes.

Article 33:	Decision on Budget

In obtaining the Diet’s approval of the budget of JFC, the usual procedures for decision of the national budget shall be followed.

Article 34:	Notification Concerning Budget

1.	When the Diet’s approval of the budget of JFC has been obtained, the Cabinet shall, as approved by the Diet, immediately notify JFC of such fact through the competent Ministers.

2.	JFC shall not implement its budget before it receives notification pursuant to the provision of the preceding Paragraph.

3.	When notification has been made pursuant to the provisions of Paragraph 1 of this Article, the Minister of Finance shall notify the Board of Audit of Japan of such fact.

Article 35:	Supplementary Budget

1.	JFC may, if it is necessary to incorporate changes in its budget due to causes that have arisen after the preparation thereof, prepare a supplementary budget and submit it to the Minister of Finance through the competent Ministers, together with the documents (excluding the estimated profit and loss statement and balance sheet for the preceding business year) listed in Items (1), (3) and (4) of Paragraph 2 of Article 29 hereof which have been modified in the course of the preparation of the supplementary budget; provided, however, that a supplementary budget involving additions to the regular budget may be prepared only when it is particularly imperative due to causes arising after the preparation of the regular budget.

2.	The provisions of Article 29, Paragraph 4 hereof, Articles 30, 31 and 33 hereof and the preceding Article shall apply mutatis mutandis to the supplementary budget provided for in the preceding Paragraph.

Article 36:	Provisional Budget

1.	JFC may, as necessary, prepare a provisional budget related to specific period within a business year and submit it to the Minister of Finance through the competent Ministers, together with the business plan and financial plan for such period and other documents concerning the reference matters relevant to such provisional budget.

2.	The provisions of Article 29, Paragraphs 4 hereof and Articles 30, 31, 33 and 34 hereof shall apply mutatis mutandis to the provisional budget provided for in the preceding Paragraph.

3.	The provisional budget shall cease to be effective when the Diet’s approval of the regular budget for the relevant business year has been obtained; any expenditure having been made under the provisional budget shall be deemed to have been made out of the regular budget for such relevant business year.

Article 37:	Prohibition of Use of Budget Other Than its Purposes

JFC shall not use the expenditure budget other than for the purposes specified for such budget.

Article 38:	Appropriation

1.	JFC may not, without obtaining the approval of the Minister of Finance, appropriate the amount of expenditures designated in the budget.

2.	When JFC intends to obtain an approval for appropriation pursuant to the provisions of the preceding Paragraph, JFC shall obtain the approval through the competent Ministers.

3.	When the Minister of Finance has given his/her approval pursuant to the preceding Paragraph, such Minister of Finance shall immediately notify the Board of Audit of Japan of such fact.

Article 39:	Use of Contingency

1.	When JFC makes use of contingency, it shall immediately notify the Minister of Finance of such fact through the competent Ministers.

2.	Upon receipt of the notification pursuant to the provisions of the preceding Paragraph, the Minister of Finance shall immediately notify the Board of Audit of Japan of such fact.

Article 40:	Submission of Financial Statements

1.	JFC shall prepare the list of assets every business year.

2.	JFC shall, within three (3) months after the end of every business year, submit to the Minister of Finance through the competent Ministers the balance sheets, statements of operations and list of assets (hereinafter referred to as the “Balance Sheets, etc.”) and business report (including the Electro-Magnetic Record (which means the record determined by the Minister of Finance as a record which is produced by electronic, magnetic, or any other means unrecognizable by natural personal perceptive function and which is used for data-processing by a computer; the same shall apply in Article 44, Paragraph 1 hereof) which has recorded the matters to be described in such Balance Sheets, etc. and such business report) for each business year.

Article 41:	Separation of Accounting

JFC shall separate the accounting for each category of operations listed below and allocate it by establishing the respective account for each category:

(1)	(i) The operations of providing loans to the persons listed in the middle columns of Items (1) through (7) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (1) and (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Item (9) of the same Schedule, limited to those operations closely associated with the operations of providing loans of the funds listed in the rightmost columns of Items (1) through (7) of Schedule I hereto or the operations listed in Item (1) of Schedule II hereto) and (iii) the operations of providing information to users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) through (iii) above pursuant to the provisions of Item (6) of the same Paragraph;

(2)	(i) The operations of providing loans to the persons listed in the middle columns of Items (8) through (13) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (2) and (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Item (9) of the same Schedule, limited to those operations closely associated with the operations of providing loans of the funds listed in the rightmost columns of Items (8) through (13) of Schedule I hereto or the operations listed in Item (2) of Schedule II hereto) and (iii) the operations of providing information to users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) through (iii) above pursuant to the provisions of Item (6) of the same Paragraph;

(3)	(i) The operations of providing loans to the persons listed in the middle column of Item (14) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof, (ii) the operations listed in Items (4), (6), (8-2) through (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Item (9) of the same Schedule, limited to those operations closely associated with the operations of providing loans of the funds listed in the rightmost column of Item (14) of Schedule I hereto or the operations listed in Items (4), (6), (8-2) or (8-3) of Schedule II hereto) and (iii) the operations of providing information to users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) through (iii) above pursuant to the provisions of Item (6) of the same Paragraph;

(4)	(i) The operations listed in Items (3), (5), (7), (8) and (9) of Schedule II hereto pursuant to the provisions of Article 11, Paragraph 1, Item (2) hereof (with respect to the operations listed in Item (9) of the same Schedule, limited to those operations closely associated with the operations listed in Items (3), (5), (7) and (8) of the same Schedule) and (ii) the operations of providing information to users of the operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph;

(5)	(i) The operations of providing loans to the persons listed in the middle column of Items (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Item (3) of the same Paragraph and (iii) the operations of providing information to users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) through (iii) above pursuant to the provisions of Item (6) of the same Paragraph (hereinafter referred to as the “Operations for Credit Insurance, etc.”);

(6)	(i) The operations listed in Article 11, Paragraph 1, Item (4) hereof and (ii) the operations of providing information to users of such operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph; and

(7)	The Operations to Facilitate Crises Responses.

Article 42:	Mutatis Mutandis Application, etc. of Companies Act Related to Separation of Accounting

1.	The provisions of Articles 295, 337, 374, 396, 431 through 443, 446 and 447 of the Companies Act shall apply mutatis mutandis to the accounting conducted by JFC by making the separation pursuant to the provisions of the preceding Article. In this case, “this Act” referenced in Article 295, Paragraph 2 of the Companies Act shall be deemed to be replaced with “this Act or the Japan Finance Corporation Act”; “the amount of the surplus of a Stock Company” and “the sum of the amounts listed in Items 5 through 7 from the sum of the amounts listed in Items 1 through 4” referenced in Article 446 of the Companies Act shall be deemed to be replaced, respectively, with “the amount of the surpluses belonging to the accounts established pursuant to the provisions of Article 41 of the Japan Finance Corporation Act” and “the sum of the amounts that are listed in Items 5 through 7 and are recorded in the accounts belonging to such surpluses from the sum of the amounts that are listed in Items 1 through 4 and are recorded in the accounts belonging to such surpluses (with respect to the surpluses belonging to the account related to the operations listed in Item 1 of the same Article, the amount obtained by totaling (i) the sum of the amounts that are listed in Items 5 through 7 thereof and are recorded in the accounts belonging to such surpluses and (ii) the amount of a special reserve for managerial improvement funds belonging to the account prescribed in Article 42, Paragraph 4 of the same Act as of the end of the final business year)”; “the stated capital” referenced in Article 447, Paragraphs 1 and 2 of the Companies Act shall be deemed to be replaced with “stated capital belonging to the accounts established pursuant to the provisions of Article 41 of the Japan Finance Corporation Act”; “is to be appropriated to Reserves” and “and (the amount to be appropriated to) Reserves” referenced in Paragraph 1, Item (2) of the same Article shall be deemed to be replaced, respectively, with “is to be appropriated to Reserves belonging to the accounts established pursuant to the provisions of the same Article” and “and (the amount to be appropriated to) such Reserves”; and “stated capital in (concurrently with)” and “stated capital” referenced in Paragraph 3 of the same Article shall be deemed to be replaced, respectively, with “stated capital belonging to the accounts established pursuant to the provisions of Article 41 of the Japan Finance Corporation Act in (concurrently with)” and “stated capital belonging to the accounts established pursuant to the provisions of the same Article (after/before).” Other necessary technical replacements shall be prescribed by a Cabinet Order.

2.	The provisions of Articles 448 and 449 of the Companies Act and the provisions of Paragraph 1 (limited to the part related to Item 5 thereof) and Paragraph 2 (limited to the part related to Item 5 thereof) of Article 828 of the Companies Act shall apply mutatis mutandis to the accounting conducted by JFC through making the separation pursuant to the provisions of the preceding Article, except for the cases where the accumulation of reserves is made pursuant to the provisions of Article 47, Paragraph 1 hereof and the drawing down of reserves is made pursuant to the provisions of Paragraph 2 of the same Article. In this case, “Reserves” referenced in Article 448, Paragraphs 1 and 2 of the Companies Act shall be deemed to be replaced with “Reserves belonging to the accounts established pursuant to the provisions of Article 41 of the Japan Finance Corporation Act”; “is to be appropriated to the stated capital” and “and (the amount to be appropriated to) the stated capital” referenced in Paragraph 1, Item (2) of the same Article shall be deemed to be replaced, respectively, with “is to be appropriated to the stated capital belonging to the accounts established pursuant to the provisions of the same Article” and “and (the amount to be appropriated to) such stated capital”; and “Reserves in (concurrently with)” and “Reserves (after/before)” referenced in Paragraph 3 of the same Article shall be replaced, respectively, with “Reserves belonging to the accounts established pursuant to the provisions of Article 41 of the Japan Finance Corporation Act in (concurrently with)” and “Reserves belonging to the accounts established pursuant to the provisions of the same Article (after/before).” Other necessary technical replacements shall be prescribed by a Cabinet Order.

3.	The amount of JFC’s capital at the time when JFC has increased or decreased the amount of capital belonging to the accounts established pursuant to the provisions of the preceding Article shall be the total amount of capital belonging to all of its accounts after such increase or decrease is made. The amount of JFC’s reserves at the time when JFC has increased or decreased the amount of reserves belonging to the accounts established pursuant to the provisions of the same Article shall be the total amount of reserves belonging to all of its accounts after such increase or decrease is made. In this case, the provisions of Articles 447 through 449 of the Companies Act and Paragraph 1 (limited to the part related to Item (5) thereof) and Paragraph 2 (limited to the part related to Item (5) thereof) of Article 828 of the Companies Act shall not be applicable.

4.	The amount of JFC’s Special Reserve for Managerial Improvement Funds (which means JFC’s special reserve for managerial improvement funds prescribed in Article 6, Paragraph 2 of the Supplementary Provisions hereof) at the time when JFC has increased or decreased the amount of the Special Reserve for Managerial Improvement Funds belonging to the account related to the operations listed in Item (1) of the preceding Article (which means the special reserve for managerial improvement funds established at the account related to the operations listed in the same Item pursuant to the provisions of Article 6, Paragraph 1 of the Supplementary Provisions hereof; the same shall apply in Paragraphs 1, 2 and 5 of the following Article and Article 47, Paragraph 6 hereof) shall be the amount of the Special Reserve for Managerial Improvement Funds belonging to such account after such increase or decrease is made.

5.	When applying the provisions of Article 446 of the Companies Act to JFC, “the total amount of the amounts listed in Items (5) through (7)” referenced in the same Article shall be treated as meaning “the amount obtained by totaling (i) the total amount of the amounts listed in Items (5) through (7) and (ii) the amount of JFC’s Special Reserve for Managerial Improvement Funds set forth in Article 42, Paragraph 4 of the Japan Finance Corporation Act (Act No. 57 of 2007) on the last day of the final business year.”

Article 43:	Decrease in Amount of Special Reserve for Managerial Improvement Funds

1.	When the amount of reserves (excluding the Special Reserve for Managerial Improvement Funds) belonging to the account related to the operations listed in Article 41, Item (1) hereof becomes zero, JFC may decrease the amount of the Special Reserve for Managerial Improvement Funds. In this case, the following matters shall be determined through a resolution of an annual shareholders meeting of JFC:

(1)	The amount of the Special Reserve for Managerial Improvement Funds to be decreased; and

(2)	The date on which the decrease in the amount of the Special Reserve for Managerial Improvement Funds becomes effective.

2.	The amount set forth in Item (1) of the preceding Paragraph shall not exceed the amount of the Special Reserve for Managerial Improvement Funds on the date set forth in Item (2) of the same Paragraph.

3.	A resolution of an annual shareholders meeting, which has been adopted pursuant to the provisions of Paragraph 1 of this Article, shall not become effective unless authorization by the competent Ministers.

4.	When the competent Ministers intend to give their authorization pursuant to the provisions of the preceding Paragraph, such competent Ministers shall obtain the Minister of Economy, Trade and Industry’s consent in advance.

5.

The provisions of Article 449 of the Companies Act (excluding Paragraph 6, Item (1) thereof) shall apply mutatis mutandis to a decrease in the amount of the Special Reserve for Managerial Improvement Funds, which is made pursuant to the provisions of Paragraph 1 of this Article. In this case, “its stated capital or Reserves (hereinafter in this article referred to as the “Stated Capitals, Etc.”),” “If (a Stock Company) reduces (excluding cases where the whole of the amount by which the Reserves are reduced is appropriated to the stated capital),” “the Capitals, Etc.,” “only the amount of Reserves,” “each item of Paragraph 1 of the preceding article,” “Item 1, Paragraph 1 of the preceding article,” and “the applicable Ordinance of the Ministry of Justice” referenced in Article 449, Paragraph 1 of the Companies Act shall be deemed to be replaced, respectively, with “the Special Reserve for Managerial Improvement Funds (which means the special reserve for managerial improvement funds belonging to the account set forth in Article 42, Paragraph 4 of the Japan Finance Corporation Act; the same shall apply in this Article),” “If (a Stock Company) reduces,” “the Special Reserve for Managerial Improvement Funds,” “the amount of the Special Reserve for Managerial Improvement Funds (is reduced) pursuant to the provisions of Article 43, Paragraph 1 of the same Act,” “each item of Article 43, Paragraph 1 of the Japan Finance Corporation Act,” “Article 43, Paragraph 1, Item 1 of the Japan Finance Corporation Act,” and “the applicable Ordinance of the competent Ministry”; “Capitals, Etc.” referenced in Paragraphs 2, 4 and 5 of Article 449 of the Companies Act shall be deemed to be replaced with “the Special Reserve for Managerial Improvement Funds under the provisions of Article 43, Paragraph 1 of the Japan Finance Corporation Act”; and “Reserves” and “day under Item 3, Paragraph 1 of the preceding article” referenced in Article 449, Paragraph 6 of the Companies Act shall be deemed to be replaced, respectively, with “the Special Reserve for Managerial Improvement Funds under the provisions of Article 43, Paragraph 1 of the Japan Finance Corporation Act” and “the day under Item 2 of the same Paragraph.” Other necessary technical replacements shall be prescribed by a Cabinet Order.

Article 44:	Preparation and Submission of Report on Settlement of Accounts

1.	After submitting the Balance Sheets, etc. pursuant to the provisions of Article 40, Paragraph 2 hereof, JFC shall, every business year, prepare a report on the settlement of accounts for the relevant business year (including the Electro-Magnetic Record which has recorded the matters to be described in such report on the settlement of accounts; the same shall apply in Articles 44 through 46 hereof) in accordance with the separation of the budget, and submit it to the Minister of Finance through the competent Ministers, without delay, by attaching the opinion of the Auditor(s) or Audit Committee concerning such report on the settlement of accounts, together with such submitted Balance Sheets, etc..

2.	Upon receiving the report on the settlement of accounts pursuant to the provisions of the preceding Paragraph, the Minister of Finance shall send it to the Cabinet, together with the Balance Sheets, etc. referenced in the same Paragraph.

3.	Upon making the submission pursuant to the provisions of Paragraph 1 of this Article, JFC shall, without delay, keep the report on the settlement of accounts and the document stating the opinion of the Auditor(s) or Audit Committee at its head office and branch offices and make them available for public inspection during the period prescribed by a Ministry of Finance Ordinance.

4.	The form and content of the report on the settlement of accounts shall be determined by the Minister of Finance.

Article 45:	Sending of Report on Settlement of Accounts to Board of Audit of Japan

Upon receiving JFC’s report on the settlement of accounts pursuant to the provisions of Paragraph 2 of the preceding Article, the Cabinet shall send it, together with the Balance Sheets, etc. set forth in Paragraph 1 of the same Article, to the Board of Audit of Japan no later than November 30 of the following business year.

Article 46:	Submission of Report on Settlement of Accounts to Diet

The Cabinet shall submit JFC’s report on the settlement of accounts for which the Board of Audit of Japan has finished its inspection, to the Diet, by attaching the Balance Sheets, etc. set forth in Article 44, Paragraph 1 hereof, together with the settlement of accounts for national revenues and expenditures.

Article 47:	Payment to National Treasury

1.	In the event that the amount of the surplus recorded in the settlement of accounts for each business year exceeds zero in each account related to the operations listed in each Item of Article 41 hereof, JFC shall accumulate, as a reserve, the amount calculated in accordance with the standards prescribed by a Cabinet Order, among such surplus, until it reaches the amount prescribed by the Cabinet Order, and if there is still a surplus, JFC shall pay the amount of such surplus into the National Treasury within three (3) months after the end of such business year.

2.	In the event that the amount of the surplus recorded in the settlement of accounts for each business year falls below zero in each account set forth in the preceding Paragraph, JFC shall allocate such surplus by drawing down the reserve set forth in the preceding Paragraph until the amount of such surplus becomes zero.

3.	The method of disposition of the surplus belonging to the account related to the Operations for Credit Insurance, etc., which disposition is made by JFC by decreasing the amount of capital or reserves belonging to such account allocated pursuant to the provisions of Article 4, Paragraph 3 hereof and Article 5, Paragraph 1 of the Supplementary Provisions hereof, in the case where the amount of such surplus falls below zero shall be prescribed by a Cabinet Order.

4.	The procedures for the payment into the National Treasury pursuant to the provisions of Paragraph 1 of this Article, the account into which such payment is to be made and other necessary matters concerning the payment to National Treasury shall be prescribed by a Cabinet Order.

5.	The reserve referred to in Paragraph 1 of this Article shall be allocated to each account related to the operations listed in each Item of Article 41 hereof.

6.	In the event that any amount calculated by the method prescribed by the competent Ministry Ordinance as the amount of profits belonging to the account related to the operations listed in Article 41, Item (1) hereof arises in each business year subsequent to the business year including the date on which the amount of the Special Reserve for Managerial Improvement Funds is decreased pursuant to the provisions of Article 43, Paragraph 1 hereof, JFC shall increase, with an amount equivalent to such calculated amount, the amount of the Special Reserve for Managerial Improvement Funds until it reaches to the amount allocated to the Special Reserve for Managerial Improvement Funds pursuant to the provisions of Article 6, Paragraph 1 of the Supplementary Provisions hereof.

7.	JFC shall not be allowed to make any disposition of its surplus, such as dividend of its surplus, or make any disposition of the surplus belonging to each account related to the operations listed in each Item of Article 41 hereof, such as the dividend of its surplus, unless such disposition is made pursuant to the provisions of Paragraphs 1, 2 and 6 of this Article.

Article 48:	Provision of Loans by Government

1.	The Government may provide monetary loans to JFC.

2.	If, among the monetary loans provided pursuant to the provisions of the preceding Paragraph, the loan is provided in order to meet JFC’s fund requirements for the performance of the Domestic Financial Operations and the Operations to Facilitate Crises Responses, the Government may exempt JFC from paying interest on such loan or impose the terms which are more favorable to JFC than normal terms.

Article 49:	Borrowings and Corporate Bonds for Domestic Financial Operations, etc.

1.	Borrowings of funds made in order to meet JFC’s fund requirements for the performance of the Domestic Financial Operations (excluding the Operations for Credit Insurance, etc.; the same shall apply in Paragraph 5 of this Article) and the Operations to Facilitate Crises Responses shall be limited to the borrowings of the “Specific Short-Term Loans” or the borrowings related to the monetary loans obtained pursuant to the provisions of Paragraph 1 of the preceding Article.

2.	The term “Specific Short-Term Loans” set forth in the preceding Paragraph means the short-term loans obtained from financial institutions, such as banks, prescribed by the competent Ministry Ordinance within the scope of the amount obtained by deducting the amount listed in Item (2) below from the amount listed in Item (1) below in order to meet JFC’s fund requirements for the performance of the operations listed in a through d of Item (1) of Paragraph 2 of Article 31 hereof.

(1)	The amount equivalent to the total amount of (i) the limitation amount of borrowings from the Government for each of the operations listed in a through d of Item (1) of Paragraph 2 of Article 31 hereof as prescribed by the provisions of the same Item and (ii) the limitation amount of issuance of bonds for each of the operations listed in a through d of Item (1) of the same Paragraph as prescribed by the provisions of Item (2) of the same Paragraph.

(2)	The amount equivalent to the total amount of (i) the amount of borrowings which have already been provided in order to meet fund requirements for the performance of the operations listed in a through d of Item (1) of Paragraph 2 of Article 31 hereof and (ii) the amount of corporate bonds already issued.

3.	Borrowings of funds made in order to meet JFC’s fund requirements for the performance of the Operations for Credit Insurance, etc. shall be limited to the borrowings of short-term loans obtained from financial institutions, such as banks, prescribed by the competent Ministry Ordinance within the scope of the total amount of the capital and reserves belonging to the accounts related to the Operations for Credit Insurance, etc.

4.	JFC shall not be allowed to issue any corporate bonds in order to meet fund requirements for the performance of the Operations for Credit Insurance, etc.

5.	When JFC intends to make the borrowing related to the monetary loans from the Government as set forth in Paragraph 1 of this Article or issue corporate bonds in order to meet fund requirements for the performance of the Domestic Financial Operations and the Operations to Facilitate Crises Responses, JFC shall obtain the authorization of the competent Ministers.

Article 50:	Borrowings and Corporate Bonds for Operations of the Japan Bank for International Cooperation

1.	Borrowings of funds made in order to meet JFC’s fund requirements for the performance of the operations listed in Article 41, Item (6) hereof shall be limited to the borrowings of short-term loans from financial institutions, such as banks, or the borrowings related to the monetary loans obtained from the Government pursuant to the provisions of Article 48, Paragraph 1 hereof.

2.	Pursuant to the provisions of a Cabinet Order, JFC shall, every business year, prepare a basic policy concerning the issuance of corporate bonds made in order to meet fund requirements for the performance of the operations listed in Article 41, Item (6) hereof and obtain the authorization of the competent Minister. When JFC intends to make any change to the policy, the same shall apply.

3.	When JFC has issued corporate bonds pursuant to the provisions of preceding Paragraph, it shall, without delay, make a notification of such fact to the competent Minister pursuant to the provisions prescribed by a Cabinet Order.

4.	The total amount of (i) the outstanding amounts of the short-term loans and the borrowings related to the monetary loans obtained from the Government as set forth in Paragraph 1 of this Article and (ii) the outstanding amount of liabilities relating to the principal amount of corporate bonds set forth in Paragraph 2 of this Article shall not exceed the amount (referred to as the “Limitation Amount” in Paragraphs 5 and 6 of this Article) equivalent to ten (10) times the total amount of the capital and reserves, belonging to the account related to the operations listed in Article 41, Item (6) hereof.

5.	Notwithstanding the provisions of the preceding Paragraph, when the issuance of new bonds is necessary to reborrow the issued corporate bonds with respect to corporate bonds set forth in Paragraph 2 of this Article, the corporate bonds may be issued in excess of the Limitation Amount only within the period necessary to make such reborrowing.

6.	The total amount of the outstanding amounts of (i) monetary loans, (ii) acquisition of the receivables related to assignment and the Corporate/Public Bonds, etc., (iii) liabilities relating to the Guarantee, etc. of Liabilities and (iv) contributions, all of which are made pursuant to the provisions of Article 11, Paragraph 1, Item (4) hereof, shall not exceed the aggregate amount of (x) the total amount of the capital and reserves belonging to the account related to the operations listed in Article 41, Item (6) hereof and (y) the Limitation Amount.

Article 51:	Allocation of Funds Procured Through Borrowing or Issuance of Corporate Bonds, Reborrowing, and Loss of Corporate Bond Certificates

1.	The funds procured by JFC through the borrowings of funds or issuance of corporate bonds pursuant to the provisions of the preceding two (2) Articles shall be allocated to each account related to the operations listed in each Item of Article 41 hereof, in accordance with the separation of accounting set forth in the same Article.

2.	The Specific Short-Term Loans set forth in Article 49, Paragraph 2 hereof and short-term loans set forth in Paragraph 3 of the same Article and Paragraph 1 of the preceding Article shall be repaid during the business year in which these borrowings are made; provided, however, that in cases where repayment cannot be made due to shortage of funds, JFC may reborrow only the amount which cannot be so repaid, with the authorization of the competent Ministers.

3.	Loans reborrowed pursuant to the proviso of the preceding Paragraph shall be repaid within one (1) year.

4.	The provisions of Article 49, Paragraph 5 hereof and Paragraph 3 of the preceding Article shall not apply if JFC issues the certificates of corporate bonds, as prescribed by a Cabinet Order, in order to deliver to anyone who has lost such certificates of corporate bonds and, as a result of the issuance of such certificates of corporate bonds, JFC assumes new liabilities

Article 52:	Statutory Lien

1.	A holder of JFC’s corporate bonds shall, with respect to the property of JFC, have the right to have his/her receivables satisfied in preference to other creditors.

2.	The order of the statutory lien set forth in the preceding Paragraph shall be next to the general liens prescribed by the provisions of the Civil Code (Act No. 89 of 1896).

Article 53:	Placement into Trust and Assignment of Loan Receivables and Corporate Bonds for Purpose of Procurement of Funds

1.	JFC shall obtain the authorization of the competent Ministers if it intends to conduct the following acts in order to meet fund requirements for the performance of (i) the operations listed in Article 11, Paragraph 1, Item (1) hereof and the operations listed in Item (2) of the same Paragraph and (ii) the operations of providing information to users of the operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph.

(1)	To cause part of the loan receivables and corporate bonds (including the Specific Loan Receivables for Small and Medium Enterprises assigned as the operations listed in Item (3) of Schedule II hereof pursuant to the provisions of Article 11, Paragraph 1, Item (2) hereof (which mean the Specific Loan Receivables for Small and Medium Enterprises set forth in Note (8) of the same Schedule; the same shall apply in each Item of Paragraph 6 of Article 63 hereof) and the Specific Corporate Bonds for Small and Medium Enterprises obtained as the said operations (which Bonds mean the Specific Corporate Bonds for Small and Medium Enterprises set forth in Note (9) of the same Schedule; the same shall apply in Article 63, Paragraph 5 hereof); the said Specific Loan Receivables for Small and Medium Enterprises and the Specific Corporate Bonds for Small and Medium Enterprises are hereinafter referred to as the “Loan Receivables, etc.” in the following Item and Paragraph 1 of the following Article) to be placed into the Specific Trust (which means the Specific Trust set forth in Note (12) of Schedule II hereof; the same shall apply in Article 63, Paragraph 6, Item (1) hereof), and to assign all or part of the beneficiary interests of such Specific Trust.

(2)	To assign part of the Loan Receivables, etc. to the Specific Purpose Company, etc. (which means the Specific Purpose Company, etc. set forth in Note (10) of Schedule II hereof); and

(3)	To conduct an act incidental to the acts listed in the preceding two (2) Items.

Article 54:	Acceptance of Operations from Trustees, etc.

1.	If, upon obtaining the authorization pursuant to the provisions of the preceding Article, JFC places the Loan Receivables, etc. into trusts in a manner listed in Article 3, Item (1) of the Trust Act (Act No. 108 of 2006) (limited to those established in the manner of executing a trust agreement set forth in the same Item with the Trust Company, etc. (which means the Trust Company, etc. set forth in Note (11) of Schedule II hereto)) or assigns the Loan Receivables, etc., JFC shall be delegated with all the operations regarding the collection of the principal and interest and other collections related to such Loan Receivables, etc. from the trustees of such trusts or the assignees of such Loan Receivables, etc.

2.	JFC may delegate part of the operations delegated pursuant to the provisions of the preceding Paragraph to the following persons:

(1)	The Juridical Person Delegated; and

(2)	The Okinawa Development Finance Corporation.

3.	The provisions of Article 14, Paragraphs 2 and 3 hereof shall apply mutatis mutandis to the case where JFC delegates part of the operations delegated pursuant to the provisions of the preceding Paragraph to the person listed in Item (1) of the same Paragraph.

Article 55:	Government Guarantee

1.	Notwithstanding the provisions of Article 3 of the Act Concerning Restriction on Financial Support by the Government to Juridical Persons (Act No. 24 of 1946), the Government may execute a guarantee agreement with respect to the liabilities related to JFC’s corporate bonds (excluding the liabilities with respect to which the Government may execute a guarantee agreement under Article 2, Paragraph 2 of the Act Concerning Special Measures with Respect to Acceptance of Foreign Capital from the International Bank for Reconstruction and Development, etc. (Act No. 51 of 1953) (hereinafter referred to as the “Foreign Capital Acceptance Act”) ) within the scope of the amount fixed by the budget.

2.	Among the amount fixed by the budget set forth in the preceding Paragraph, the amount of liabilities related to the corporate bonds issued in a foreign country and denominated in Japanese currency may be fixed by adding up to the amount fixed by the budget as set forth in Article 2, Paragraph 2 of the Foreign Capital Acceptance Act, when it is difficult to fix the said amount of liabilities separately from the said amount fixed by the budget set forth in the same paragraph of the Foreign Capital Acceptance Act.

3.	The Government may, in addition to the provisions of Paragraph 1 of this Article, execute a guarantee agreement with respect to the liabilities related to the certificates of corporate bonds or coupons thereof, which are issued by JFC, pursuant to the provisions prescribed by a Cabinet Order, in order to deliver to a person who has lost the certificates of corporate bonds or coupons thereof.

Article 56:	Investment of Surplus Funds

JFC shall not invest any surplus funds of its business except by means of:

(1)	Acquisition of the Government bonds, local government bonds or Government-guaranteed bonds (which mean the bonds for which the redemption of its principal and payment of interest thereon are guaranteed by the Government) and other securities designated by the competent Ministers;

(2)	Deposit with the Fiscal Loan Fund;

(3)	Deposit with banks or other financial institutions designated by the competent Ministers;

(4)	Holding of negotiable deposit certificates;

(5)	Money trust to the financial institutions engaging in trust business (which mean the financial institutions that have obtained the authorization set forth in Article 1, Paragraph 1 of the Act Concerning the Trust Business by Financial Organizations, as a Side Business, etc. (Act No. 43 of 1943);

(6)	Lending of call funds; or

(7)	Means prescribed in the competent Ministry Ordinance as the means equivalent to the means set forth in each of the preceding Items.

Article 57:	Delegation to Competent Ministry Ordinance

In addition to those provided for in this Act and Cabinet Orders thereunder, the matters necessary with respect to the finance and accounting of JFC shall be prescribed by the competent Ministry Ordinance.

CHAPTER 5: MISCELLANEOUS PROVISIONS

Article 58:	Supervision

1.	The competent Ministers shall supervise JFC in accordance with the provisions of this Act or the Small and Medium Enterprise Credit Insurance Act.

2.	With respect to the management or administration of JFC, in the case where the competent Ministers find that there is a violation of laws and regulations or the Articles of Incorporation or any grossly unjust matter exists and in other cases where they find it necessary for the enforcement of this Act or the Small and Medium Enterprise Credit Insurance Act, the competent Ministers may issue JFC orders concerning its operations as are necessary for the supervision.

Article 59:	Report and Inspection

1.	If the competent Ministers find it necessary for the enforcement of this Act or the Small and Medium Enterprise Credit Insurance Act, the competent Ministers may cause JFC or the Juridical Person Delegated (including those juridical persons delegated pursuant to the provisions of Article 14, Paragraph 4 hereof or Article 54, Paragraph 2 hereof; the same shall apply in this Paragraph and Article 71 hereof) to submit reports or may cause their officials to enter the facilities of JFC or of the Juridical Person Delegated, such as the offices to inspect the accounting books, documents and other necessary objects; provided, however, that, with respect to the Juridical Person Delegated, such action shall be limited to the scope of operations delegated to it by JFC.

2.	If the competent Ministers find it necessary for the enforcement of this Act, the competent Ministers may cause the Designated Financial Institution to submit reports on the Crisis Response Operations, or cause their officials to enter the place of business or the offices of the Designated Financial Institution to inspect the accounting books, documents and other necessary items.

3.	When an officials of the competent Ministers carry out an on-site inspection pursuant to the provisions of the preceding two (2) paragraphs, he/she shall carry with him/her identification certifying his/her status and present it to parties concerned.

4.	The authority to carry out the on-site inspection pursuant to the provisions of Paragraphs 1 and 2 above shall not be construed to be that given for the investigation of a criminal offense.

Article 60:	Delegation of Authority

1.	The competent Ministers may, as prescribed by a Cabinet Order, delegate part of the authority to carry out an on-site inspection pursuant to the provisions of Paragraph 1 or 2 of the preceding Article to the Prime Minister.

2.	If the Prime Minister has carried out an on-site inspection pursuant to the provisions of Paragraph 1 or 2 of the preceding Article on the basis of the delegation pursuant to the provisions of the preceding Paragraph, he/she shall promptly submit a report of the results of the inspection to the competent Ministers.

3.	The Prime Minister shall delegate both the authority delegated pursuant to the provisions of Paragraph 1 above and the authority set forth in the provisions of the preceding Paragraph to the Commissioner of Financial Services Agency.

4.	The Commissioner of Financial Services Agency may, as prescribed by a Cabinet Order, delegate all or part of the authority delegated pursuant to the provisions of the preceding Paragraph, to Director-General of the Local Finance Bureau or the Director-General of the Local Finance Branch Bureau.

5.	Part of the authority of the competent Ministers set forth in this Act (excluding that delegated to the Prime Minister pursuant to the provisions of Paragraph 1 above) may, as prescribed by a Cabinet Order, be delegated to any Director of the Local Branch Office.

Article 61:	Articles of Incorporation

1.	In the Articles of Incorporation of JFC, in addition to the matters listed in each of the Items of Article 27 of the Companies Act, matters relating to the procedures and requirements for the appointment of a person to assume management responsibility from among the Representative Directors or Representative Executive Officers shall be described or recorded.

2.	With respect to the matters related to the requirements for the appointment of a person to assume management responsibility set forth in the preceding Paragraph, the provisions that the requirements listed below be satisfied shall be incorporated:

(1)	A person who has discernment and the capability recognized as necessary in light of the purposes set forth in Article 1 hereof and the operations set forth in Article 11 hereof shall be appointed; and

(2)	Due consideration shall be required in order to avoid automatically appointing such persons who have held certain specific governmental positions.

3.	The resolution for the amendment of the Articles of Incorporation of JFC shall not take effect unless the authorization of the competent Ministers is granted.

Article 62:	Merger, Company Split, Share Exchange, Assignment and Acquisition by Assignment of Business and Dissolution

Notwithstanding the provisions of Part II, Chapters VII and VIII and Part V, Chapters II, III and IV, Section I of The Companies Act, the merger, company split, share exchange, assignment and acquisition by assignment of all or part of business, to which JFC becomes a party, and dissolution of JFC shall be provided for separately by an Act.

Article 63:	Exclusion from Application, etc. of Financial Instruments and Exchange Act, etc.

1.	When JFC performs the actions listed in each of the Items of Article 2, Paragraph 8 of the Financial Instruments and Exchange Act (Act No. 25 of 1948) pursuant to the provisions of Article 11, Paragraph 1 or 2 or Article 53 hereof, the provisions of Article 29 of the same Act shall not apply.

2.	In the case set forth in the preceding Paragraph, JFC shall be deemed as the financial instruments firms defined in Article 2, Paragraph 9 of the Financial Instruments and Exchange Act, and the provisions set forth in each of the relevant Items shall apply according to the classification of cases listed in each of the following Items:

(1)	Where the operations listed in Article 41, Item (6) hereof are performed: The provisions of Chapter III, Section I, Subsection V and Section II (excluding Article 35, Article 35-2, Articles 36-2 through 36-4, Article 37, Paragraph 1, Item (2), Article 37-3, Paragraph 1, Item (2) and Article 37-7) of the Financial Instruments and Exchange Act (including the penal provisions relating to such provisions); and

(2)	Where the operations set forth in Article 11, Paragraph 1 hereof and the actions listed in each of the Items of Article 53 hereof (excluding those falling under the cases listed in the preceding Item) are performed: The provisions of Chapter III, Section I, Subsection V and Section II, Subsection I (excluding Article 35, Article 35-2, Articles 36-2 through 36-4, Article 37, Paragraph 1, Item (2), Article 37-3, Paragraph 1, Item (2), Article 37-7 and Article 38-2), Subsection V and Subsection VI of the Financial Instruments and Exchange Act (including the penal provisions relating to such provisions).

3.	When JFC performs the actions listed in each of the Items of Article 63, Paragraph 1 of the Financial Instruments and Exchange Act pursuant to the provisions of Article 11, Paragraph 1 hereof, the provisions of Paragraph 2 of the said Article 63 shall not apply.

4.	In the case set forth in the preceding Paragraph, JFC shall be deemed as the financial instruments firms defined in Article 2, Paragraph 9 of the Financial Instruments and Exchange Act, and the provisions of Article 38 (limited to the portions relating to Item (1)) and Article 39 of the same Act (including the penal provisions related to such provisions) shall apply.

5.	With respect to the application of the Financial Instruments and Exchange Act in the case where JFC performs the operations listed in Item (3) of Schedule II hereto (limited to the operation of performing the acquisition the Specific Small and Medium Enterprise Corporate Bonds from the Specific Financial Institutions, etc. for Small and Medium Enterprises (which mean the specific financial institutions, etc. for small and medium enterprises defined in Note (7) of the same Schedule)), the actions performed by such Specific Financial Institutions, etc. for Small and Medium Enterprises shall be deemed to fall under the handling of private placement of securities set forth in Article 2, Paragraph 8, Item (9) of the same Act.

6.	In the cases listed in each of the items below, the respective provisions set forth in such Items shall not apply:

(1)	Where JFC acquires the Specific Loan Receivables for Small and Medium Enterprises by assignment from the money lender defined in Article 2, Paragraph 2 of the Money Lending Business Act (Act No. 32 of 1983) (hereinafter referred to as the “Money Lenders”) as prescribed by the competent Ministry Ordinance, and makes a specific trust (excluding the trust to, among the foreign trust managers defined in Article 2, Paragraph 5 of the Trust Business Act (Act No. 154 of 2004), persons other than the foreign trust companies defined in Paragraph 6 of the same Article) of such the Specific Loan Receivables for Small and Medium Enterprises: The provisions of Article 24 of the Money Lending Business Act; and

(2)	Where JFC guarantees part of the debt related to the Specific Loan Receivables for Small and Medium Enterprises (limited to that related to the loan made by the Money Lenders) as prescribed by the competent Ministry Ordinance: The provisions of Article 16-2, Paragraph 3, Article 17, Paragraphs 3 through 5, Article 24-2 and Article 24-6-10, Paragraph 2 (excluding the portions relating to the persons delegated with the money lending operations from the Money Lenders) and Paragraph 4 (excluding the portions relating to the persons delegated with the money lending operations from the Money Lenders) of the Money Lending Business Act.

Article 64: Competent Ministers

1.	The competent Ministers under this Act shall be as prescribed by each of the relevant Items below according to the separation of matters listed therein:

(1)	Matters concerning (i) officers and employees and (ii) other administrative operations: The Minister of Finance, the Minister of Agriculture, Forestry and Fisheries and the Minister of Economy, Trade and Industry;

(2)	Matters concerning (i) the operations of providing loans to the persons listed in the middle columns of Items (1) and (2) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (1) and (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (limited to the operations closely associated with (x) the operations related to the persons listed in the middle columns of Items (1) and (2) of Schedule I hereto with respect to the operations listed in Item (1) of Schedule II hereto and (y) the operations of providing loans of the funds listed in the rightmost columns of Items (1) and (2) of Schedule I hereto or the operations listed in Item (1) of Schedule II hereto related to the persons listed in the middle columns of Items (1) and (2) of Schedule I hereto with respect to the operations listed in Item (9) of Schedule II hereto) and (iii) the operations of providing information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) and (iii) above pursuant to the provisions of Item (6) of the same Paragraph and (v) finance and accounting related to the operations set forth in (i) through (iv) above: The Minister of Finance;

(3)	Matters concerning (i) the operations of providing loans to the persons listed in the middle columns of Items (3) through (7) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (1) and (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (limited to the operations closely associated with the operations related to (x) the operations related to the persons listed in the middle columns of Items (3) through (7) of Schedule I hereto with respect to the operations listed in Item (1) of Schedule II hereto and (y) the operations of providing loans of the funds listed in the rightmost columns of Items (3) through (7) of Schedule I hereto or the operations listed in Item (1) of Schedule II hereto related to the persons listed in the middle columns of Items (3) through (7) of Schedule I hereto with respect to the operations listed in Item (9) of Schedule II hereto) and (iii) the operations of providing information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) and (iii) above pursuant to the provisions of Item (6) of the same Paragraph and (v) finance and accounting related to the operations set forth in (i) through (iv) above: The Minister of Finance and The Minister of Health, Labour and Welfare;

(4)	Matters concerning (i) the operations of providing loans to the persons listed in the middle columns of Items (8) through (13) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and (ii) the operations listed in Items (2) and (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Item (9) of Schedule II hereto, limited to the operations closely associated with the operations related to (x) the operations of providing loans of the funds listed in the rightmost columns of Items (8) through (13) of Schedule I hereto or (y) the operations listed in Item (2) of Schedule II hereto) and (iii) the operations providing information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) and (iii) above pursuant to the provisions of Item (6) of the same Paragraph and (v) finance and accounting related to the operations set forth in (i) through (iv) above: The Minister of Agriculture, Forestry and Fisheries and the Minister of Finance;

(5)	Matters concerning (i) the operations of providing loans to the persons listed in the middle columns of Items (14) and (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof, (ii) the operations listed in Items (3) through (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph (with respect to the operations listed in Items (9) of Schedule II hereto, limited to the operations closely associated with (x) the operations of providing loans of the funds listed in the rightmost columns of Item (14) of Schedule I hereto or (y) the operations listed in Items (3) through (8-3) of Schedule II hereto) and the operations listed in Item (3) of the same Paragraph and (iii) the operations of providing information to the users of the operations set forth in (i) and (ii) above pursuant to the provisions of Item (5) of the same Paragraph and (iv) the operations incidental to the operations set forth in (i) and (iii) above pursuant to the provisions of Item (6) of the same Paragraph and (v) finance and accounting related to the operations set forth in (i) through (iv) above: The Minister of Economy, Trade and Industry and the Minister of Finance;

(6)	Matters concerning (i) the operations listed in Article 11, Paragraph 1, Item 4 hereof and (ii) the operations of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) finance and accounting related to the operations set forth in (i) and (iii) above: The Minister of Finance; and

(7)	Matters concerning the Operations to Facilitate Crises Responses and finance and accounting related to such operations: The Minister of Finance, the Minister of Agriculture, Forestry and Fisheries and the Minister of Economy, Trade and Industry.

2.	In this Act, the competent Ministry Ordinance shall be the orders issued by the competent Ministers.

Article 65:	Consultation

In the following cases, the competent Ministers shall consult with the Minister of Health, Labour and Welfare in advance:

(1)	When they intend to grant authorization pursuant to the provisions of Article 6 hereof;

(2)	When they intend to give approval pursuant to the proviso to Article 8 hereof; and

(3)	When they intend to grant authorization pursuant to the provisions of Article 61, Paragraph 3 hereof.

Article 66:	Notice to the Prime Minister, etc.

1.	When the competent Ministers have taken any disposition listed below, they shall promptly give notice of such fact to the Ministers prescribed by a Cabinet Order, such as the Prime Minister.

(1)	The Designation pursuant to the provisions of Article 11, Paragraph 2 hereof (including the renewal of the Designation set forth in Article 18, Paragraph 1 hereof);

(2)	Authorization pursuant to Article 19, Paragraphs 1 and 2 and Article 20, Paragraph 1 hereof;

(3)	Order pursuant to the provisions of Article 20, Paragraph 2, Article 24 and Article 26, Paragraph 1 hereof; and

(4)	Revocation of the Designation pursuant to the provisions of Article 26, Paragraph 1 hereof.

2.	When the competent Ministers have accepted the notification pursuant to the provisions of Article 25, Paragraph 1 hereof, they shall promptly give notice of such fact to the other Ministers prescribed by a Cabinet Order, such as Prime Minister.

CHAPTER 6: PENAL PROVISIONS

Article 67:	Penal Provisions

When a person has violated an order for suspension of the Crises Response Operations issued pursuant to the provisions of Article 26, Paragraph 1 hereof, the offender shall be liable to punishment by imprisonment not exceeding two (2) years or a fine not exceeding three million yen (¥3,000,000), or by cumulative imposition of such imprisonment and such fine.

Article 68:

A person who falls under any of the following Items shall be liable to punishment by imprisonment not exceeding one (1) year or a fine not exceeding three million yen (¥3,000,000), or by cumulative imposition of such imprisonment and such fine:

(1)	When he/she has failed to keep accounting books or make entries in accounting books or has made any false statement in accounting books, or has failed to store accounting books, in violation of the provisions of Article 23 hereof;

(2)	When he/she has violated an order issued pursuant to the provisions of Article 24 hereof; or

(3)	When he/she has failed to submit reports pursuant to the provisions of Article 59, Paragraph 2 hereof or submitted a false report on the matters to be reported pursuant to the provisions of the same Paragraph, or refused, obstructed or evaded an inspection to be carried out pursuant to the provisions of the same Paragraph.

Article 69:

Any person who has disclosed or misappropriated any secret in violation of the provisions of Article 9 hereof shall be liable to punishment by imprisonment not exceeding one (1) year or a fine not exceeding five hundred thousand yen (¥500,000).

Article 70:

When a person has failed to make a notification pursuant to the provisions of Article 25, Paragraph 1 hereof or has made a false notification on the matters to be notified pursuant to the provisions of the same Paragraph, the offender shall be liable to punishment by a fine not exceeding three hundred thousand yen (¥300,000).

Article 71:

A Director, Executive Officer, Accounting Advisor (if the Accounting Advisor is a juridical person, the member who should execute the duties of such accounting advisor), Auditor or employee of JFC, or an officer or employee of the Juridical Person Delegated who has failed to submit reports pursuant to the provisions of Article 59, Paragraph 1 hereof or submitted false reports on the matters to be reported pursuant to the provisions of the same Paragraph, or refused, obstructed or evaded an inspection to be carried out pursuant to the provisions of the same Paragraph shall be liable to punishment by a fine not exceeding three hundred thousand yen (¥300,000).

Article 72:

When an employee of a juridical person, such as a representative, agent or worker of the juridical person, has committed an act of violation of the provisions listed in the following Items with regard to the business of such juridical person, not only the offender shall be punished but also such juridical person shall be punished by the fine prescribed in the relevant Item.

(1)	Article 67 hereof: Punishment of a fine not exceeding three hundred million yen (¥300,000,000)

(2)	Article 68, Item (1) or (3) hereof: Punishment of a fine not exceeding two hundred million yen (¥200,000,000)

(3)	Article 68, Item (2) hereof or Article 70 hereof: Punishment of the fine set forth in each of the said relevant Articles.

Article 73:

A Director, Executive Officer, Accounting Advisor or the member who should execute the duties of such Accounting Advisor, or Auditor of JFC who falls under any of the following Items shall be liable to punishment by a non-penal fine not exceeding one million yen (¥1,000,000):

(1)	When he/she has failed to obtain the authorization or approval of the competent Ministers in the case where such authorization or approval is required by the provisions of this Act;

(2)	When he/she has failed to make a notification to the competent Ministers in the case where such notification is required by the provisions of this Act;

(3)	When he/she has conducted any operations other than those set forth in Article 11 hereof;

(4)	When he/she has issued corporate bonds in violation of the provisions of Article 49, Paragraph 4 hereof;

(5)	When he/she has borrowed funds or issued corporate bonds in violation of the provisions of Article 50, Paragraph 4 hereof, or he/she has provided monetary loans, acquired loan receivables by assignment, acquired the Corporate/Public Bonds, etc., provided the Guarantee, etc. of Liabilities or made contributions in violation of the provisions of Paragraph 6 of the same Article;

(6)	When he/she has invested the surplus funds having arisen in the course of the conduct of operations in violation of the provisions of Article 56 hereof; or

(7)	When he/she has violated an order of the competent Ministers issued pursuant to the provisions of Article 58, Paragraph 2 hereof.

Article 74:

Any person who has violated the provisions of Article 5, Paragraph 1 or 3 hereof shall be liable to punishment by a non-penal fine not exceeding one hundred thousand yen (¥100,000).

SUPPLEMENTARY PROVISIONS

Article 1:	Effective Date

This Act shall come into force as of the date of its promulgation; provided, however, that the provisions listed in each of the following Items shall come into force as of the day prescribed in the relevant Item.

(1)	The provisions of Paragraphs 1 through 5 of Article 63 hereof: The effective date of the Act for Partial Amendment of the Securities and Exchange Act, etc. (Act No. 65 of 2006) or the effective date of this Act, whichever comes later.

(2)	The provisions of Article 63, Paragraph 6 hereof: The effective date of the Act for Partial Amendment of the Act, etc. Concerning Regulations, etc. of Money Lending Business (Act No. 115 of 2006) or the effective date of this Act, whichever comes later.

(3)	The provisions of Article 45 of the Supplementary Provisions hereof: The date of promulgation of the Act for Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry (Shoko Chukin Bank) (Act No. 74 of 2007) or the effective date of this Act, whichever comes later.

(4)	The provisions of Article 46 of Supplementary Provisions hereof: The effective date of the Act for Kabushiki Kaisha Development Bank of Japan (Act No. 85 of 2007) or the effective date of this Act, whichever comes later.

(5)	The provisions of Article 5, Paragraph 3 hereof and the provisions of Articles 42 through 44 of the Supplementary Provisions hereof: October 1, 2008.

Article 2:	Provisions for Coordination

If the effective date of the Trust Act comes after the effective date of this Act, when applying the provisions of Article 54, Paragraph 1 hereof and Note (12) of Schedule II hereto during the period commencing on the effective date of this Act and ending on the day immediately preceding the effective date of the Trust Act, “places the Loan Receivables, etc. into trusts in a manner listed in Article 3, Item (1) of the Trust Act (Act No. 108 of 2006) (limited to those established in a manner of executing a trust agreement set forth in the same Item with the Trust Company, etc. (which means the Trust Company, etc. set forth in Note (11) of Schedule II hereto))” referenced in the same Paragraph shall be treated as meaning “entrusts the Loan Receivables, etc. to the Trust Company, etc. (which means the Trust Company, etc. set forth in Note (11) of Schedule II hereto)”; “the trust established by the methods listed in Article 3, Item (1) of the Trust Act (limited to those established in a manner of executing a trust agreement set forth in the same Item with the Trust Company, etc.), the trust established by the methods listed in Item (3) of the same Article” referenced in Note (12) of the same Schedule shall be treated as meaning “the trust established with the Trust Company, etc.”

Article 3:	Organizing Members

1.	The competent Ministers shall appoint the Organizing Members and cause them to perform the duties of incorporators with respect to the incorporation of JFC.

2.	When the competent Ministers intend to appoint the Organizing Members pursuant to the provisions of the preceding Paragraph, they shall consult with the Minister of Health, Labour and Welfare in advance.

Article 4:	Articles of Incorporation

1.	The Organizing Members shall prepare the Articles of Incorporation of JFC and obtain the authorization of the competent Ministers.

2.	When the competent Ministers intend to grant the authorization set forth in the preceding Paragraph, the competent Ministers shall consult with the Minister of Health, Labour and Welfare and the Minister of Defense in advance.

Article 5:	Shares Issued upon Incorporation of JFC

1.	The matters listed below concerning the shares issued upon the incorporation of JFC and the total number of shares that JFC may issue shall be prescribed in its Articles of Incorporation. In this case, the matters listed in Item (3) below shall, in accordance with the separation of accounting prescribed in Article 41 hereof and Article 18 of the Act on Special Measures Concerning Smooth Implementation of Realignment of United States forces in Japan (Act No. 67 of 2007) prior to revision (hereinafter referred to as the “Former Force Realignment Special Measures Act”) by the provisions of Article 54 of the Act Concerning Adjustment of Relevant Acts as a Consequence of the Japan Finance Corporation Act (Act No. 58 of 2007) (such Article 54 excluding the revising provisions prescribed in Article 1, Item 2 of the Supplementary Provisions of the same Act), be allocated for each account related to the operations listed in each Item of Article 41 hereof and the Financial Operations for Facilitating Realignment of United States forces in Japan (which means the Financial Operations for Facilitating Realignment of United States forces in Japan that are prescribed in Article 16, Paragraph 1 of the Former Force Realignment Special Measures Act; the same shall apply hereinafter):

(1)	The number of shares (if JFC intends to incorporate JFC as a company with class shares, the classes of such shares and the number of shares for each of such classes);

(2)	Amount to be paid in for Shares (which means the amount of money to be paid in exchange for one (1) share or property (other than money) delivered in exchange therefor); and

(3)	The matters concerning the amount of capital, capital reserve and JFC’s Special Reserve for Managerial Improvement Funds set forth in Paragraph 2 of the following Article.

2.	With respect to the shares issued upon the incorporation of JFC, notwithstanding the provisions of Article 445, Paragraph 2 of the Companies Act, the amount exceeding the half of the amount of the property contributed by the National Life Finance Corporation, Agriculture, Forestry and Fisheries Finance Corporation, Japan Finance Corporation for Small and Medium Enterprise and Japan Bank for International Cooperation (hereinafter referred to as “NLFC, etc.”) pursuant to the provisions of Article 8 of the Supplementary Provisions hereof upon the issuance of such shares shall be allowed not to be recorded as the capital. In this case, “this Act” referenced in Article 445, Paragraph 1 of the same Act shall be treated as meaning “this Act or the Japan Finance Corporation Act (Act No. 57 of 2007).”

Article 6:	Special Reserve for Managerial Improvement Funds

1.	JFC shall, upon its incorporation, establish the Special Reserve for Managerial Improvement Funds in the account related to the operations listed in Article 41, Item (1) hereof and allocate the amount prescribed by a Cabinet Order from the capital reserve belonging to such account to such Special Reserve for Managerial Improvement Funds, in order to ensure the smooth operation and management of the operations related to the loan, which is provided pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof, of the funds prescribed by a Cabinet Order as those provided to assist with the improvement and development of the management of small businesses among the funds listed in the rightmost column of Item (1) of Schedule I hereto.

2.	The Special Reserve for Managerial Improvement Funds established with the account related to the operations listed in Article 41, Item (1) hereof pursuant to the provisions of the preceding Paragraph shall be JFC’s Special Reserve for Managerial Improvement Funds.

Article 7:	Subscription for Shares

1.	The total number of shares issued upon the incorporation of shares shall be subscribed for by NLFC, etc., and the Organizing Members shall allocate such total number of shares to NLFC, etc.

2.	The Government shall exercise the right of share subscribers concerning the incorporation of JFC through the shares allocated pursuant to the provisions of the preceding Paragraph.

Article 8:	Contribution

Each of NLFC, etc. shall, upon the incorporation of JFC, contribute to JFC the properties (excluding the assets succeeded by the Government pursuant to the provisions of Article 15, Paragraph 2 of the Supplementary Provisions hereof, Article 16, Paragraph 2 thereof, Article 17, Paragraph 2 thereof and Article 18, Paragraph 2 thereof) equivalent to the amount of the contribution which has actually been contributed by the Government to NLFC, etc. on the day immediately preceding the date of dissolution of NLFC, etc. ((i) The said amount of contribution shall, with respect to the National Life Finance Corporation, be the amount obtained by adding, to such amount of contribution, the amount deemed to have been contributed by the Government pursuant to the provisions of Article 14 of the Supplementary Provisions hereof, and (ii) the said amount of contribution shall, with respect to the Japan Bank for International Cooperation, be the amount of the contribution related to the International Financial Operations set forth in Article 23, Paragraph 1 of the Japan Bank for International Cooperation Act prior to revision (Act No. 35 of 1999; hereinafter referred to as the “JBIC Act Prior to Revision”) by the Act Concerning Partial Amendment of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency (Act No. 100 of 2006).

Article 9:	Organizational Meeting

When applying the provisions of Article 65, Paragraph 1 of the Companies Act, which are related to the incorporation of JFC, “ on and after either the date under Item 3 of Article 58(1) or the last day of the period under such Item, whichever comes later” referenced in the same Paragraph shall be treated as meaning “after the allotment of shares made pursuant to the provisions of Article 7, Paragraph 1 of the Supplementary Provisions of the Japan Finance Corporation Act (Act No. 57 of 2007)”.

Article 10:	Establishment of JFC

The delivery of properties related to the contribution made by NLFI, etc. pursuant to the provisions of Article 8 of the Supplementary Provisions hereof shall be made at the time of the enforcement of the provisions of Article 42 of the Supplementary Provisions hereof and, notwithstanding the provisions of Article 49 of the Companies Act, JFC shall be established at that time.

Article 11:	Registration of Incorporation

JFC shall, notwithstanding the provisions of Article 911, Paragraph 1 of the Companies Act, register its incorporation without delay after the establishment of JFC.

Article 12:	Transfer to Government Without Compensation

1.	JFC’s shares acquired by NLFC, etc. through making contributions shall, upon the establishment of JFC, be transferred to the Government without compensation.

2.	JFC’s shares to be transferred to the Government without compensation pursuant to the provisions of the preceding Paragraph shall, as prescribed by a Cabinet Order, belong to the general account or the special account for fiscal investments and loan programs.

Article 13:	Exclusion from Application of Companies Act

The provisions of Article 30 of the Companies Act and Part II, Chapter I, Section 3 thereof shall not apply to the incorporation of JFC.

Article 14:	Dissolution, etc. of the National Life Finance Corporation

The amount prescribed by a Cabinet Order among the Government’s interest-free monetary loans provided pursuant to the provisions of Article 22-2, Paragraphs 2 and 3 of the National Life Finance Corporation Act prior to the abolishment made pursuant to the provisions of Article 42 of the Supplementary Provisions hereof (Act No. 49 of 1949; hereinafter referred to as the “Former National Life Finance Corporation Act”) shall be deemed to have been repaid at the time of the enforcement of the provisions listed in Article 1, Item 5 of the Supplementary Provisions hereof, and the amount equivalent to the amount of the Government’s interest-free monetary loans deemed to have been repaid shall, at that time, be deemed to have been contributed to the National Life Finance Corporation out of the Government’s general account.

Article 15:

1.	The National Life Finance Corporation shall be dissolved at the time of the establishment of JFC, and all the rights and obligations of the National Life Finance Corporation shall be succeeded by JFC at that time, except for the assets succeeded by the Government pursuant to the provisions of the following Paragraph.

2.	Among the rights which the National Life Finance Corporation actually has upon the establishment of JFC, the assets recognized as unnecessary for JFC to smoothly perform operations in the future shall be succeeded by the Government upon the establishment of JFC.

3.	The scope of assets succeeded by the Government pursuant to the provisions of the preceding Paragraph and other matters necessary for the succession of such assets to the Government shall be prescribed by a Cabinet Order.

4.	The business year of the National Life Finance Corporation commencing on April 1, 2008 shall end on the day immediately preceding the date of the dissolution of the National Life Finance Corporation.

5.	The preparation, etc. of (i) the settlement of accounts for the business year of the National Life Finance Corporation commencing on April 1, 2008 and (ii) the profit and loss statement, balance sheet and list of assets for the same business year shall be made by JFC through the application of the provisions heretofore in force, except for the parts related to Article 18, Paragraph 1 (limited to the part related to the opinion of Auditors) and Article 19, Paragraph 1 (limited to the part related to the opinion of Auditors) of the Act Concerning Budget and Settlement of Accounts of the Public Finance Corporation (Act No. 99 of 1951) as prescribed in Article 21 of the Former National Life Finance Corporation Act. In this case, when applying the provisions of the Act Concerning Budget and Settlement of Accounts of the Public Finance Corporation as prescribed in Article 21 of the Former National Life Finance Corporation Act, “settlement of accounts for every business year by May 31 of the following year” referenced in Article 17 of the same Act shall be treated as meaning “settlement of accounts for the business year commencing on April 1, 2008 by November 30, 2008,” and “November 30 of the following year” referenced in Article 20 of the same Act shall be treated as meaning “November 30, 2009.”

6.	In the case that any profits arise in the calculation of profits and losses pursuant to the provisions of Article 22 of the Former National Life Finance Corporation Act, which provisions are related to the business year of the National Life Finance Corporation commencing on April 1, 2008, the payment to the national treasury shall be made by JFC through the application of the provisions heretofore in force. In this case, “every business year” and “May 31 of the following business year” referenced in Paragraph 1 of the same Article shall be treated as meaning “the business year commencing on April 1, 2008” and “November 30, 2008,” respectively, and “the year preceding the fiscal year including the day prescribed in the same Paragraph” referenced in Paragraph 2 of the same Article shall be treated as meaning “Fiscal Year 2008.”

7.	Registration of the dissolution if the National Life Finance Corporation has been dissolved pursuant to the provisions of Paragraph 1 of this Article shall be prescribed by a Cabinet Order.

Article 16:	Dissolution, etc. of the Agriculture, Forestry and Fisheries Finance Corporation

1.	The Agriculture, Forestry and Fisheries Finance Corporation shall be dissolved at the time of the establishment of JFC, and all the rights and obligations of the Agriculture, Forestry and Fisheries Finance Corporation shall be succeeded by JFC at that time, except for the assets succeeded by the Government pursuant to the provisions of the following Paragraph.

2.	Among the rights which the Agriculture, Forestry and Fisheries Finance Corporation actually has upon the establishment of JFC, the assets recognized as unnecessary for JFC to smoothly perform operations in the future shall be succeeded by the Government upon the establishment of JFC.

3.	The scope of assets succeeded by the Government pursuant to the provisions of the preceding Paragraph and other matters necessary for the succession of such assets to the Government shall be prescribed by a Cabinet Order.

4.	The business year of the Agriculture, Forestry and Fisheries Finance Corporation commencing on April 1, 2008 shall end on the day immediately preceding the date of the dissolution of the Agriculture, Forestry and Fisheries Finance Corporation.

5.	The preparation, etc. of (i) the settlement of accounts for the business year of the Agriculture, Forestry and Fisheries Finance Corporation commencing on April 1, 2008 and (ii) the profit and loss statement, balance sheet and list of assets for the same business year shall be made by JFC through the application of the provisions heretofore in force, except for the parts related to Article 18, Paragraph 1 (limited to the part related to the opinion of Auditors) and Article 19, Paragraph 1 (limited to the part related to the opinion of Auditors) of the Act Concerning Budget and Settlement of Accounts of the Public Finance Corporation (Act No. 99 of 1951) as prescribed in Article 22 of the Agriculture, Forestry and Fisheries Finance Corporation Act prior to the abolishment made pursuant to the provisions of Article 42 of the Supplementary Provisions hereof (Act No. 355 of 1952; hereinafter referred to as the “Former Agriculture, Forestry and Fisheries Finance Corporation Act”). In this case, when applying the provisions of the Act Concerning Budget and Settlement of Accounts of the Public Finance Corporation as prescribed in Article 22 of the Former Agriculture, Forestry and Fisheries Finance Corporation Act, “settlement of accounts for every business year by May 31 of the following year” referenced in Article 17 of the same Act shall be treated as meaning “settlement of accounts for the business year commencing on April 1, 2008 by November 30, 2008,” and “November 30 of the following year” referenced in Article 20 of the same Act shall be treated as meaning “November 30, 2009.”

6.	In the case that any profits arise in the calculation of profits and losses pursuant to the provisions of Article 23 of the Former Agriculture, Forestry and Fisheries Finance Corporation Act, which provisions are related to the business year of the Agriculture, Forestry and Fisheries Finance Corporation commencing on April 1, 2008, the payment to the national treasury shall be made by JFC through the application of the provisions heretofore in force. In this case, “every business year” and “May 31 of the following business year” referenced in Paragraph 1 of the same Article shall be treated as meaning “the business year commencing on April 1, 2008” and “November 30, 2008,” respectively; “the year preceding the fiscal year including the day prescribed in the same Paragraph” referenced in Paragraph 2 of the same Article shall be treated as meaning “Fiscal Year 2008.”

7.	Registration of the dissolution if the Agriculture, Forestry and Fisheries Finance Corporation has been dissolved pursuant to the provisions of Paragraph 1 of this Article shall be prescribed by a Cabinet Order.

Article 17:	Dissolution, etc. of the Japan Finance Corporation for Small and Medium Enterprise

1.	The Japan Finance Corporation for Small and Medium Enterprise shall be dissolved at the time of the establishment of JFC, and all the rights and obligations of the Japan Finance Corporation for Small and Medium Enterprise shall be succeeded by JFC at that time, except for the assets succeeded by the Government pursuant to the provisions of the following Paragraph.

2.	Among the rights which the Japan Finance Corporation for Small and Medium Enterprise actually has upon the establishment of JFC, the assets recognized as unnecessary for JFC to smoothly perform operations in the future shall be succeeded by the Government upon the establishment of JFC.

3.	The scope of assets succeeded by the Government pursuant to the provisions of the preceding Paragraph and other matters necessary for the succession of such assets to the Government shall be prescribed by a Cabinet Order.

4.	The business year of the Japan Finance Corporation for Small and Medium Enterprise commencing on April 1, 2008 shall end on the day immediately preceding the date of the dissolution of the Japan Finance Corporation for Small and Medium Enterprise.

5.	The preparation, etc. of (i) the settlement of accounts for the business year of the Japan Finance Corporation for Small and Medium Enterprise commencing on April 1, 2008 and (ii) the profit and loss statement, balance sheet and list of assets for the same business year shall be made by JFC through the application of the provisions heretofore in force, except for the parts related to Article 18, Paragraph 1 (limited to the part related to the opinion of Auditors) and Article 19, Paragraph 1 (limited to the part related to the opinion of Auditors) of the Act Concerning Budget and Settlement of Accounts of the Public Finance Corporation (Act No. 99 of 1951) as prescribed in Article 23 of the Japan Finance Corporation for Small and Medium Enterprise Act prior to the abolishment made pursuant to the provisions of Article 42 of the Supplementary Provisions hereof (Act No. 138 of 1953; hereinafter referred to as the “Former Japan Finance Corporation for Small and Medium Enterprise Act”). In this case, when applying the provisions of the Act Concerning Budget and Settlement of Accounts of the Public Finance Corporation as prescribed in Article 23 of the Former Japan Finance Corporation for Small and Medium Enterprise Act, “settlement of accounts for every business year by May 31 of the following year” referenced in Article 17 of the same Act shall be treated as meaning “settlement of accounts for the business year commencing on April 1, 2008 by November 30, 2008”; “November 30 of the following year” referenced in Article 20 of the same Act shall be treated as meaning “November 30, 2009.”

6.	In the case that any profits and losses arising pursuant to the provisions of Article 24 of the Former Japan Finance Corporation for Small and Medium Enterprise Act, Paragraphs 13 and 14 of the Supplementary Provisions thereof, and Article 10 of the Provisional Measures Act for Special Exceptions to Credit Insurance Related to Midsize Entrepreneurs Which are Borrowers of Bankrupt Financial Institutions prior to revision (Act No. 151 of 1998; hereinafter referred to as the “Act for Special Exceptions to Credit Insurance for Midsize Entrepreneurs Prior to Revision”) by the provisions of Article 36 of the Act Concerning Adjustment of Relevant Acts as a Consequence of the Japan Finance Corporation Act, all of which provisions are related to the business year of the Japan Finance Corporation for Small and Medium Enterprise commencing on April 1, 2008, the disposition and payment to the national treasury shall be made by JFC through the application of the provisions heretofore in force. In this case, “every business year” and “May 31 of the following business year” referenced in Article 24, Paragraphs 1 and 10 of the Former Japan Finance Corporation for Small and Medium Enterprise Act and Article 10, Paragraph 6 of the Act for Special Exceptions to Credit Insurance for Midsize Entrepreneurs Prior to Revision shall be treated as meaning “the business year commencing on April 1, 2008” and “November 30, 2008,” respectively; “May 31 of the following business year” referenced in Article 24, Paragraph 5 of the Former Japan Finance Corporation for Small and Medium Enterprise Act shall be treated as meaning “November 30, 2008”; “the year preceding the fiscal year including the day prescribed in each of such Paragraphs” referenced in Paragraph 11 of the same Article shall be treated as meaning “Fiscal Year 2008”; “every business year” referenced in Paragraphs 13 and 14 of the Supplementary Provisions of the Former Japan Finance Corporation for Small and Medium Enterprise Act shall be treated as meaning “the business year commencing on April 1, 2008”; and “the year preceding the fiscal year including the day prescribed in the same Paragraph” referenced in Article 10, Paragraph 7 of the Act for Special Exceptions to Credit Insurance for Midsize Entrepreneurs Prior to Revision shall be treated as meaning “Fiscal Year 2008.”

7.	Registration of the dissolution if the Japan Finance Corporation for Small and Medium Enterprise has been dissolved pursuant to the provisions of Paragraph 1 of this Article shall be prescribed by a Cabinet Order.

Article 18:	Dissolution, etc. of the Japan Bank for International Cooperation

1.	The Japan Bank for International Cooperation shall be dissolved at the time of the establishment of JFC, and all the rights and obligations of the Japan Bank for International Cooperation shall be succeeded by JFC at that time, except for the assets succeeded by the Government pursuant to the provisions of the following Paragraph.

2.	Among the rights which the Japan Bank for International Cooperation actually has upon the establishment of JFC, the assets recognized as unnecessary for JFC to smoothly perform operations in the future shall be succeeded by the Government upon the establishment of JFC.

3.	The scope of assets succeeded by the Government pursuant to the provisions of the preceding Paragraph and other matters necessary for the succession of such assets to the Government shall be prescribed by a Cabinet Order.

4.	The business year of the Japan Bank for International Cooperation commencing on April 1, 2008 shall end on the day immediately preceding the date of the dissolution of the Japan Bank for International Cooperation.

5.	In the case that any profits and losses arise pursuant to the provisions of (i) Article 44 of the Japan Bank for International Cooperation Act prior to the abolishment made pursuant to the provisions of Article 42 of the Supplementary Provisions hereof (hereinafter referred to as the “Former Japan Bank for International Cooperation Act”) and (ii) Article 19 of the Former Force Realignment Special Measures Act, which provisions are related to the business year of the Japan Bank for International Cooperation commencing on April 1, 2008, the disposition and payment to the national treasury shall be made by JFC through the application of the provisions heretofore in force. In this case, “every business year” and “May 31 of the following business year” referenced in Paragraph 5 of Article 44 of the Former Japan Bank for International Cooperation Act shall be treated as meaning “the business year commencing on April 1, 2008” and “November 30, 2008,” respectively, and “May 31 of the following business year” referenced in Paragraph 4 of Article 19 of the Former Force Realignment Special Measures Act shall be treated as meaning “November 30, 2008.”

6.	Registration of the dissolution if the Japan Bank for International Cooperation has been dissolved pursuant to the provisions of Paragraph 1 of this Article shall be prescribed by a Cabinet Order.

Article 19:	Values of Properties Succeeded

1.	The values of the assets and liabilities succeeded by JFC from NLFC, etc. (in the following Paragraph, referred to as the “Succeeded Properties”) shall be the values assessed by the Evaluation Officers.

2.	If the Evaluation Officers intend to make an assessment pursuant to the provisions of the preceding Paragraph, the then current values of the Succeeded Properties on the date of the establishment of JFC shall be used as the base values; provided, however, that if it is admitted that, taking into consideration the details of the Succeeded Properties, such as the kinds and uses thereof, use of the then current values of the Succeeded Properties as base values is inappropriate, the Evaluation Officers shall be allowed not to make an assessment based on the then current values of the Succeeded Properties.

3.	In addition to the matters prescribed in the preceding two (2) Paragraphs, the Evaluation Officers and other matters necessary for an assessment shall be prescribed by a Cabinet Order.

Article 20:	Accounts for Succeeded Properties

1.	If the assets and liabilities are succeeded to JFC from NLFC, etc., the assets and liabilities listed in each of the following Items shall, upon such succession, be allocated as the assets and liabilities belonging to the account set forth in each of such Items, respectively:

(1)	The assets and liabilities succeeded by JFC from the National Life Finance Corporation: The account related to the operations listed in Article 41, Item (1) hereof;

(2)	The assets and liabilities succeeded by JFC from the Agriculture, Forestry and Fisheries Finance Corporation: The account related to the operations listed in Article 41, Item (2) hereof;

(3)	The assets and liabilities related to the operations listed in Article 23-2, Items (1) and (3) of the Former Japan Finance Corporation for Small and Medium Enterprise Act among the assets and liabilities succeeded by JFC from the Japan Finance Corporation for Small and Medium Enterprise: The account related to the operations listed in Article 41, Item (3) hereof;

(4)	The assets and liabilities related to the operations listed in Article 23-2, Item (2) of the Former Japan Finance Corporation for Small and Medium Enterprise Act among the assets and liabilities succeeded by JFC from the Japan Finance Corporation for Small and Medium Enterprise: The account related to the operations listed in Article 41, Item (4) hereof;

(5)	The assets and liabilities related to (i) the operations listed in Article 23-2, Item (4) of the Former Japan Finance Corporation for Small and Medium Enterprise Act, (ii) the machine insurance transitional operations set forth in Paragraph 7 of the Supplementary Provisions of the Former Japan Finance Corporation for Small and Medium Enterprise Act and (iii) the operations of special insurance, etc., related to bankrupt financial institutions, etc., which operations are set forth in Article 7 of the Act for Special Exceptions to Credit Insurance for Midsize Entrepreneurs Prior to Revision, among the assets and liabilities succeeded by JFC from the Japan Finance Corporation for Small and Medium Enterprise: The account related to the Operations of Credit Insurance, etc.; and

(6)	The assets and liabilities succeeded by JFC from the Japan Bank for International Cooperation (excluding those listed in the following Item): The account related to the operations listed in Article 41, Item (6) hereof; and

(7)	The assets and liabilities pertaining to the Financial Operations for Facilitating Realignment of United States forces in Japan among the assets and liabilities succeeded by JFC from the Japan Bank for International Cooperation: The financial account related to the Financial Operations for Facilitating Realignment of United States forces in Japan that is prescribed in Article 18 of the Act on Special Measures Concerning Smooth Implementation of Realignment of United States forces in Japan as revised by the provisions of Article 54 of the Act Concerning Adjustment of Relevant Acts as a Consequence of the Japan Finance Corporation Act.

2.	In the cases set forth in the preceding Paragraph, the assets and liabilities specified by the competent Ministers upon consultation with the Minister of Finance among the assets and liabilities succeeded by JFC shall, notwithstanding the provisions of the same Paragraph, be allocated as the assets and liabilities belonging to the account related to the operations listed in Article 41, Item (7) hereof.

Article 21:

1.	In the case where an allocation is made pursuant to the provisions of the preceding Article, the amount obtained by reducing, for each account related to the operations listed in each Item of Article 41 hereof, the total amounts of (i) liabilities belonging to such account and (ii) capital and capital reserve belonging to such account from the amount of assets belonging to such account (with respect to the account related to the operations listed in Item (1) of the same Article, the amount obtained by adding the Special Reserve for Managerial Improvement Funds set forth in Article 6, Paragraph 1 of the Supplementary Provisions hereof to such total amount) shall be allocated as the amount of the surplus belonging to such account.

2.	In the case of the preceding Paragraph, if the amount of the surplus belonging to each account exceeds zero, such amount shall be the retained earnings reserve belonging to such account.

3.	In the cases of the preceding two (2) Paragraphs, the amount of the surplus at the time of incorporation of JFC shall be the total amount of surpluses belonging to each of all accounts of JFC, and the amount of the retained earnings reserve at the time of incorporation of JFC shall be the total amount of the retained earnings reserves belonging to each of all accounts of JFC.

Article 22:	Transitional Measures Regarding Revolving Mortgages

1.	The revolving mortgages (limited to those mortgages before the principal is fixed) which NLFC, etc. have at the time of their dissolution shall secure the receivables obtained by JFC after its establishment, in addition to the receivables existing at the time of such dissolution.

2.	With respect to the revolving mortgages set forth in the preceding Paragraph, the mortgagor of such revolving mortgages may request for the fixation of the principal to be secured.

3.	If a request is made pursuant to the provisions of the preceding Paragraph, the principal to be secured shall be deemed to have been fixed at the time of the dissolution of NLFC, etc.

4.	The request set forth in Paragraph 2 of this Article shall not be allowed to be made at the time when two (2) weeks have passed from the date of such dissolution.

Article 23:	Transitional Measures Necessary in Connection with Succession of Rights and Obligations

1.	The guarantee contracts prescribed in each of the following Items and executed by the Government with respect to the liabilities related to the bonds listed in each of such Items and succeeded by JFC pursuant to the provisions of Article 15, Paragraph 1 of the Supplementary Provisions hereof, Article 16, Paragraph 1 thereof, Article 17, Paragraph 1 thereof or Article 18, Paragraph 1 thereof shall survive such succession with the conditions in force before such succession with respect to such liabilities related to such bonds. With respect to public dues, such as taxes, on the interest and redemption gain on the bonds listed below and related to the guarantee contracts executed pursuant to the provisions of Article 2 of the Foreign Capital Acceptance Act among such guarantee contracts, the provisions in force before such succession shall remain applicable.

(1)	The National Life Bonds set forth in Article 22-3, Paragraph 1 of the Former National Life Finance Corporation Act:

Guarantee contracts executed pursuant to the provisions of Article 22-4 of the Former National Life Finance Corporation Act or Article 2 of the Foreign Capital Acceptance Act

(2)	The Agriculture, Forestry and Fisheries Finance Corporation Bonds set forth in Article 24-2, Paragraph 1 of the Former Agriculture, Forestry and Fisheries Finance Corporation Act:

Guarantee contracts executed pursuant to the provisions of Article 24-3 of the Former Agriculture, Forestry and Fisheries Finance Corporation Act

(3)	The Small and Medium Enterprises Bonds set forth in Article 25-2, Paragraph 1 of the Former Japan Finance Corporation for Small and Medium Enterprise Act:

Guarantee contracts executed pursuant to the provisions of Article 25-3 of the Former Japan Finance Corporation for Small and Medium Enterprise Act or Article 2 of the Foreign Capital Acceptance Act

(4)	The Japan Bank for International Cooperation Bonds set forth in Article 45, Paragraph 1 of the Former Japan Bank for International Cooperation Act:

Guarantee contracts executed pursuant to the provisions of Article 47 of the Former Japan Bank for International Cooperation Act or Article 2 of the Foreign Capital Acceptance Act

(5)	Foreign currency bonds, etc. set forth in Article 39-2, Paragraph 1 of the Export-Import Bank of Japan Act prior to the abolishment made pursuant to the provisions of Article 15 of the Supplementary Provisions of the Former Japan Bank for International Cooperation Act (Act No. 268 of 1950; hereinafter referred to as the “Former Export-Import Bank Act):

Guarantee contracts executed pursuant to the provisions of Article 39-3 of the Former Export-Import Bank Act or Article 2 of the Foreign Capital Acceptance Act prior to revision by the provisions of Article 23 of the Supplementary Provisions of the Former Japan Bank for International Cooperation Act

2.	The provisions of Article 52 hereof shall apply to the National Life Bonds, the Agriculture, Forestry and Fisheries Finance Corporation Bonds, the Small and Medium Enterprises Bonds, the Japan Bank for International Cooperation Bonds and the foreign currency bonds, etc., all of which are set forth in the preceding Paragraph, by deeming these bonds as the corporate bonds of JFC.

3.	With respect to the interest rate, redemption period and period of deferment related to the loan of funds performed by the Agriculture, Forestry and Fisheries Finance Corporation before the enforcement of the provisions of Article 42 of the Supplementary Provisions hereof (which loan includes the loan of funds related to the loan applications accepted by the Agriculture, Forestry and Fisheries Finance Corporation before the enforcement of the provisions of the same Article and which is performed by JFC pursuant to the provisions of Article 37, Paragraph 1, Item (3) of the Supplementary Provisions hereof), the provisions in force before the enforcement of such provisions shall remain applicable.

Article 24:

1.	If the obligations of the Japan Bank for International Cooperation are succeeded to JFC pursuant to the provisions of Article 18, Paragraph 1 of the Supplementary Provisions hereof, JFC and the Incorporated Administrative Agency - Japan International Cooperation Agency, shall jointly and severally be liable for repayment of the liabilities related to (x) the Japan Bank for International Cooperation Bonds set forth in Article 45, Paragraph 1 of the Japan Bank for International Cooperation Act Prior to Revision and (y) (i) the foreign currency bonds, etc. set forth in Article 39-2, Paragraph 1 of the Former Export-Import Bank Act and (ii) the Overseas Economic Cooperation Fund Bonds set forth in Article 29-2, Paragraph 1 of the Overseas Economic Cooperation Fund Act prior to revision (Act No. 173 of 1960) by the provisions of Article 15 of the Supplementary Provisions of the Japan Bank for International Cooperation Act Prior to Revision, all of which bonds have been issued at the time of such succession.

2.	A holder of the Japan Bank for International Cooperation bonds, the foreign currency bonds, etc. or the Overseas Economic Cooperation Fund bonds, all of which bonds are set forth in the preceding Paragraph, shall, with respect to the properties of JFC or the Incorporated Administrative Agency - Japan International Cooperation Agency, have the right to have his/her receivables satisfied in preference to other creditors.

3.	The order of the statutory lien set forth in the preceding Paragraph shall be next to the general liens prescribed by the provisions of the Civil Code.

Article 25:	Transitional Measures for Limitation on Use of Name

With respect to any person who is actually using the words “Japan Finance Corporation” in its name at the time of the enforcement of this Act, the provisions of Article 5, Paragraph 1 hereof shall not apply for the period of six (6) months after the enforcement of this Act.

Article 26:	Transitional Measures of Practice of Domestic Financial Operations

1.	The Organizing Members may, as governed by the provisions of Article 12 hereof, determine the practice of the Domestic Financial Operations and obtain the authorization of the competent Ministers.

2.	The practice of the Domestic Financial Operations authorized pursuant to the provisions of the preceding Paragraph shall, at the time of the establishment of JFC, be deemed as the practice of the Domestic Financial Operations determined by JFC and authorized by the competent Ministers pursuant to the provisions of Article 12 hereof.

Article 27:	Transitional Measures for the Executing Policy on Operations to Facilitate Crises Responses

1.	The Organizing Members shall, as governed by the provisions of Article 15 hereof, determine the Executing Policy on Operations to Facilitate Crises Responses and obtain the recognition of the competent Ministers, and publish such Executing Policy on Operation to Facilitate Crises Responses.

2.	The Executing Policy on Operations to Facilitate Crises Responses approved pursuant to the provisions of the preceding Paragraph shall be deemed as the Executing Policy on Operations to Facilitate Crises Responses determined by JFC and approved by the competent Ministers pursuant to the provisions of Article 15 hereof.

Article 28:	Transitional Measures for Agreement

1.	The Organizing Members may, as governed by the provisions of Article 21 hereof, execute the Agreement with obtaining the authorization of the competent Ministers.

2.	The Agreement authorized and executed pursuant to the provisions of the preceding Paragraph shall, at the time of establishment of JFC, be deemed as the Agreement authorized by the competent Ministers and executed by JFC pursuant to the provisions of Article 21 hereof.

Article 29:	Transitional Measures for Business Year

The initial business year of JFC shall, notwithstanding the provisions of Article 28 hereof, commence on the date of its establishment and end on March 31, 2009.

Article 30:	Acts of Preparation

NLFC, etc. may, notwithstanding the provisions of Article 1 of the National Life Finance Corporation Act, Article 1 of the Agriculture, Forestry and Fisheries Finance Corporation Act, Article 1 of the Japan Finance Corporation for Small and Medium Enterprise Act and Article 1 of the Japan Bank for International Cooperation Act, perform acts of preparation necessary for JFC to start its operations smoothly at the time of its establishment, such as those acts related to the operations listed in Article 41, Item (7) hereof. In this case, for the purpose of applying the provisions, such as those of supervision, to the acts of preparation performed by the persons listed in each of the following Items, such acts of preparation shall be deemed as the operations prescribed in the relevant Item below:

(1)	the National Life Finance Corporation:

Operations listed in Article 18, Item (1) of the National Life Finance Corporation Act

(2)	the Agriculture, Forestry and Fisheries Finance Corporation:

Operations set forth in Article 18 of the Agriculture, Forestry and Fisheries Finance Corporation Act

(3)	the Japan Finance Corporation for Small and Medium Enterprise:

Operations listed in Article 23-2, Item (1) of the Japan Finance Corporation for Small and Medium Enterprise Act

(4)	the Japan Bank for International Cooperation:

Operations listed in Article 41, Paragraph 1, Item (1) of the Japan Bank for International Cooperation Act

Article 31:	Non-taxation

1.	No registration license taxes shall be imposed with respect to the registration or recording made as a result of JFC’s succession of rights under the provisions of Article 15, Paragraph 1 of the Supplementary Provisions hereof, Article 16, Paragraph 1 thereof, Article 17, Paragraph 1 thereof and Article 18, Paragraph 1 thereof.

2.	No real property acquisition taxes or automobile acquisition taxes may be imposed on acquisition of real property or automobiles as a result of JFC’s succession of rights under the provisions of Article 15, Paragraph 1 of the Supplementary Provisions hereof, Article 16, Paragraph 1 thereof, Article 17, Paragraph 1 thereof and Article 18, Paragraph 1 thereof.

Article 32:	Exceptions of Operations

1.	In addition to the operations set forth in Article 11 hereof, JFC may, for the time being, make loans of the funds necessary to improve, develop, rehabilitate or acquire the facilities required for the power generation set forth in Article 2, Paragraph 1 of the Act on the Promotion of Introducing Electricity into Farming and Fishing Villages (Act No. 358 of 1952).

2.	The operations set forth in the preceding Paragraph shall be deemed, for the purpose of applying this Act, as the loan of funds listed in t. of the rightmost column of Item (8) of Schedule I hereto and provided pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof.

Article 33:

If JFC makes, for the time being, the loan of the funds set forth in Paragraph 8 of the Supplementary Provisions of the Act for the Promotion of Strengthening the Farm Management Foundation (Act No. 65 of 1980) pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof (limited to the part related to Item (8) of Schedule I hereto), JFC may make the loan of funds free of interest.

Article 34:

1.	If JFC makes, for the time being, the loan of the funds related to the agreement set forth in Article 6, Paragraph 2 of the Act on Temporally Measures for Accommodation, etc. of Funds to Promote the Strengthening, etc. of the Forestry Management Foundation (Act No. 51 of 1979) pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof (limited to the part related to Item (8) of Schedule I hereto), JFC may make the loan of funds free of interest.

2.	The redemption period and period of deferment of the loan of funds set forth in the preceding Paragraph shall be determined by JFC within the period not exceeding thirty-five (35) years and the period not exceeding twenty (20) years, respectively.

Article 35:

When applying the provisions of Article 12, Paragraph 4 to the funds listed in the column of the Type of Loans in Schedule V hereto, the following respective percentages referenced in the Interest Rate (Annual) column in the same Schedule shall, for the time being, be treated as meaning as follows: “3.5%” means “the interest rate of 3.5% or less, which is specified by the competent Ministers”; “5%” means “the interest rate of 5% or less, which is specified by the competent Ministers”; “6.5%” means “the interest rate of 6.5% or less, which is specified by the competent Ministers”; “7.5%” means “the interest rate of 7.5% or less, which is specified by the competent Ministers”; and “4.5%” means “the interest rate of 4.5% or less, which is specified by the competent Ministers.”

Article 36:

1.	JFC shall, in addition to the operations set forth in Article 11 hereof and Article 32 of Supplementary Provisions hereof, perform operations which (i) are set forth in Article 11 of the Machinery Credit Insurance Act (Act No. 156 of 1961) prior to the abolishment made pursuant to the provisions of Article 1 (limited to the part related to Item (2) of the same Article) of the Act Concerning Abolishment, Etc. of the Japan Small and Medium Enterprise Corporation Act and the Machinery Credit Insurance Act (Act No. 146 of 2002; hereinafter referred to as the “Abolishment Act Prior to Revision”) prior to revision by the provisions of Article 2 of the Supplementary Provisions of the Act for Partial Amendment of the Japan Finance Corporation for Small and Medium Enterprise Act and the Act of the Organization for the Incorporated Administrative Agency - Small & Medium Enterprises and Regional Innovation, Japan (Act No. 35 of 2004) and (ii) which are related to the insurance related matters with respect to which the provisions in force prior to such abolishment shall remain applicable pursuant to the provisions of Article 8, Paragraph 1 of the Supplementary Provisions of the Abolishment Act Prior to Revision.

2.	If JFC performs the operations set forth in the preceding Paragraph pursuant to the provisions of the same Paragraph, the provisions of “excluding those listed in Item (7) of Schedule III hereto)” referenced in Article 11, Paragraph 1, Item (6) hereof shall be treated as meaning “excluding those listed in Item (7) of Schedule III hereto) and the operations set forth in Article 36, Paragraph 1 of the Supplementary Provisions hereof”; “(i) operations listed in Paragraph 1, Items (1) through (3) of the preceding Article and the operation of providing information to the users of such operations pursuant to the provisions of Item (5) of the same Paragraph and (ii) the operations incidental to (i) above pursuant to the provisions of Item (6) of the same Paragraph” referenced in Article 12, Paragraph 1 hereof shall be treated as meaning “(i) the operations listed in Paragraph 1, Items (1) through (3) of the preceding Article and the operations set forth in Article 36, Paragraph 1 of the Supplementary Provisions hereof and (ii) the provision of information to the users of the operations set forth in (i) above pursuant to the provisions of Paragraph 1, Item (5) of the same Article” and (iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph”; “the loan of funds listed in the rightmost column of Item (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) and the operations listed in Item (3) of the same Paragraph” referenced in Article 14, Paragraph 1 hereof shall be treated as meaning “(i) the loan of funds listed in the rightmost column of Item (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) and the operations listed in Item (3) of the same Paragraph and (ii) the operations set forth in Article 36, Paragraph 1 of the Supplementary Provisions hereof”; “the operations listed in Article 11, Paragraph 1, Item (3) hereof” referenced in Article 31, Paragraph 3 hereof shall be treated as meaning “the operations listed in Article 11, Paragraph 1, Item (3) hereof and the operations set forth in Article 36, Paragraph 1 of the Supplementary Provisions hereof”; “(i) The operations of providing loans to the persons listed in the middle column of Items (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and the operations listed in Item (3) of the same Paragraph and (ii) the operations of providing information to users of the operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph” referenced in Article 41, Item (5) hereof shall be treated as meaning “(i) (i-i) The operations of providing loans to the persons listed in the middle column of Items (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof and the operations listed in Item (3) of the same Paragraph and (i-ii) the operations set forth in Article 36, Paragraph 1 of the Supplementary Provisions hereof and (ii) the operations of providing information to users of the operations set forth in (i) above pursuant to the provisions of Article 11, Paragraph 1, Item (5) hereof”; “(i) the operations of providing loans to the persons listed in the middle columns of Items (14) and (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof, the operations listed in Items (3) through (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph ([omitted]) and the operations listed in Item (3) of the same Paragraph and (ii) the operations of providing information to the users of the operations set forth in (i) above pursuant to the provisions of Item (5) of the same Paragraph” and “the Minister of Finance” referenced in Article 64, Paragraph 1, Item (5) hereof shall be treated as meaning “(i) (i-i) the operations of providing loans to the persons listed in the middle columns of Items (14) and (15) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof, the operations listed in Items (3) through (9) of Schedule II hereto pursuant to the provisions of Item (2) of the same Paragraph ([omitted]) and the operations listed in Item (3) of the same Paragraph and (i-ii) the operations listed in Article 36, Paragraph 1 of the Supplementary Provisions hereof and (ii) the operations of providing information to the users of the operations set forth in (i) above pursuant to the provisions of Article 11, Paragraph 1, Item (5) hereof” and “the Minister of Finance (the Minister of Economy, Trade and Industry with respect to the matters related to the operations set forth in Article 36, Paragraph 1 of the Supplementary Provisions hereof)” respectively; and “Article 11” referenced in Article 73, Item (3) hereof shall be treated as meaning “Article 11 hereof and Article 36, Paragraph 1 of the Supplementary Provisions hereof.”

Article 37:

1.	JFC may, in addition to the operations set forth in Article 11 hereof, Article 32 of the Supplementary Provisions hereof and the preceding Article, engage in the following operations (excluding those falling under the operations set forth in Article 11 hereof, Article 32 of the Supplementary Provisions hereof or the preceding Article):

(1)	Management and collection of the loan receivables related to the operations, such as the loan of funds, performed by NLFC, etc. before the enforcement of the provisions of Article 42 of the Supplementary Provisions hereof until the collection of such loan receivables is completed;

(2)	For the time being, operations which are set forth in Article 23 of the Former Japan Bank for International Cooperation Act and which are related to the agreement concerning the guarantee of liabilities executed by the Japan Bank for International Cooperation before the enforcement of the provisions of Article 42 of the Supplementary Provisions hereof;

(3)	For the time being, operations, such as the loan of funds, related to the loan applications accepted by NLFC, etc. before the enforcement of the provisions of Article 42 of the Supplementary Provisions hereof;

(4)	Provision of information to the users of operations set forth in the preceding three (3) Items that pertains to such operations; and

(5)	Any other operations incidental to those listed in each of the preceding Items.

2.	If JFC engages in the operations set forth in the preceding Paragraph pursuant to the provisions of the same Paragraph, “(iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) finance and accounting related to the operations set forth in (i) through (iii) above” referenced in Article 31, Paragraph 2, Item (1) a hereof, Article 41, Item (1) hereof and Article 64, Paragraph 1, Item (2) hereof shall be treated as meaning “(iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) (iv-i) the operations listed in Article 37, Paragraph 1, Item (1) of the Supplementary Provisions hereof (which operations are limited to those performed by the National Life Finance Corporation), (iv-ii) the operations listed in Item (3) of the same Paragraph (those operations are limited to those related to the loan applications accepted by the National Life Finance Corporation) and (iv-iii) the operations listed in Items (4) and (5) of the same Paragraph, which are related to the operations set forth in (iv-i) and (iv-ii) above and (v) finance and accounting related to the operations set forth in (i) through (iv) above”; “(iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) finance and accounting related to the operations set forth in (i) through (iii) above” referenced in Article 31, Paragraph 2, Item (1) b hereof , Article 41, Item (2) hereof and Article 64, Paragraph 1, Item (4) hereof shall be treated as meaning “(iii) the operations incidental to the operations [set forth in (i) and (ii) above] pursuant to the provisions of Item (6) of the same Paragraph and (iv) (iv-i) the operations listed in Article 37, Paragraph 1, Item (1) of the Supplementary Provisions hereof (which operations are limited to those performed by the Agriculture, Forestry and Fisheries Finance Corporation), (iv-ii) the operations listed in Item (3) of the same Paragraph (those operations are limited to those related to the loan applications accepted by the Agriculture, Forestry and Fisheries Finance Corporation) and (iv-iii) the operations listed in Items (4) and (5) of the same Paragraph, which are related to the operations set forth in (iv-i) and (iv-ii) above and (v) finance and accounting related to the operations set forth in (i) through (iv) above”; “(iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph Article 11, Paragraph 1 and (iv) finance and accounting related to the operations set forth in (i) through (iii) above” referenced in Article 31, Paragraph 2, Item (1) c hereof, Article 41, Item (3) hereof and Article 64, Paragraph 1, Item (5) hereof shall be treated as meaning “(iii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iv) (iv-i) the operations listed in Article 37, Paragraph 1, Item (1) of the Supplementary Provisions hereof (which operations are limited to those performed by the Japan Finance Corporation for Small and Medium Enterprise), (iv-ii) the operations listed in Item (3) of the same Paragraph (those operations are limited to those related to the loan applications accepted by the Japan Finance Corporation for Small and Medium Enterprise) and (iv-iii) the operations listed in Items (4) and (5) of the same Paragraph, which are related to the operations set forth in (iv-i) and (iv-ii) above and (v) finance and accounting related to the operations set forth in (i) through (iv) above”; “(ii) the operations incidental to the operations set forth in (i) above pursuant to the provisions of Item (6) of the same Paragraph and (iii) finance and accounting related to the operations set forth in (i) and (ii) above” referenced in Article 41, Item (6) hereof and Article 64, Paragraph 1, Item (6) hereof shall be treated as meaning “(ii) the operations incidental to the operations set forth in (i) and (ii) above pursuant to the provisions of Item (6) of the same Paragraph and (iii) (iii-i) the operations listed in Article 37, Paragraph 1, Item (1) of the Supplementary Provisions hereof (which operations are limited to those performed by the Japan Bank for International Cooperation), the operations listed in Item (2) of the same Paragraph, the operations listed in Item (3) of the same Paragraph (those operations are limited to those related to the loan applications accepted by the Japan Bank for International Cooperation) and (iii-ii) the operations listed in Items (4) and (5) of the same Paragraph, which are related to the operations set forth in (iii-i) above and (iv) finance and accounting related to the operations set forth in (i) through (iii) above; “Article 11, Paragraph 1 or 2 or Article 53 hereof” referenced in Article 63, Paragraph 1 hereof shall be treated as meaning “Article 11, Paragraph 1 or 2, Article 53 hereof or Article 37, Paragraph 1 of the Supplementary Provisions hereof”; “the operations listed in Article 41, Item (6) hereof” referenced in Article 63, Paragraph 2, Item (1) hereof shall be treated as meaning “the operations listed in Article 41, Item (6) hereof and the operations set forth in Article 37, Paragraph 1 of the Supplementary Provisions hereof (which operations are limited to those performed by the Japan Bank for International Cooperation before the enforcement of the provisions of Article 42 of the Supplementary Provisions hereof or those related to the loan applications accepted by the Japan Bank for International Cooperation before the enforcement of the same provisions)”; “the operations set forth in Article 11, Paragraph 1 hereof and the actions listed in each of the Items of Article 53 hereof” referenced in Article 63, Paragraph 2, Item (2) hereof shall be treated as meaning “the operations set forth in Article 11, Paragraph 1 hereof and Article 37, Paragraph 1 of the Supplementary Provisions hereof and the actions listed in each of the Items of Article 53 hereof”; “Article 11, Paragraph 1 hereof” referenced in Article 63, Paragraph 3 hereof shall be treated as meaning “Article 11, Paragraph 1 hereof or Article 37, Paragraph 1 of the Supplementary Provisions hereof”; and “Article 11 hereof” referenced in Article 73, Item (3) hereof shall be treated as meaning “Article 11 hereof and Article 37, Paragraph 1 of the Supplementary Provisions hereof.”

Article 38:	Exception of Delegation of Operations

1.	If the Incorporated Administrative Agency - Welfare And Medical Service Agency performs the operations set forth in Article 5-2, Paragraph 3 of the Supplementary Provisions of the Act of the Incorporated Administrative Agency - Welfare And Medical Service Agency (Act No. 166 of 2002), JFC may, in addition to the cases set forth in Article 14 hereof, delegate the Incorporated Administrative Agency - Welfare And Medical Service Agency, to perform, among the fund-loan operations listed in the rightmost column of Item (2) of Schedule I hereto and performed pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof, the operations concerning (i) the acceptance of the applications for the loan of the Small Sum of Funds for Education (which means small sum of funds for education listed in the rightmost column of Item (2) of the same Schedule; the same shall apply in the following Article) by any person whose application is submitted to JFC through the Incorporated Administrative Agency - Welfare And Medical Service Agency, pursuant to the provisions of Article 5-2, Paragraph 3 of the Supplementary Provisions of the same Act and (ii) the delivery of monetary loans related to the loan of such Small Sum of Funds for Education to such person.

2.	The provisions of Article 58, Paragraph 2 hereof, Article 59 hereof and Article 60 hereof shall apply mutatis mutandis to the case where JFC delegates the Incorporated Administrative Agency - Welfare And Medical Service Agency to perform the operations pursuant to the provisions of the preceding Paragraph. In this case, the following phrases referenced in Article 59, Paragraph 1 hereof shall be deemed to be replaced as follows: “the Juridical Person Delegated (including those juridical persons delegated pursuant to the provisions of Article 14, Paragraph 4 hereof or Article 54, Paragraph 2 hereof; the same shall apply in this Paragraph and Article 71 hereof)” with “the Incorporated Administrative Agency - Welfare And Medical Service Agency”; “of the Juridical Person Delegated” with “of the Incorporated Administrative Agency - Welfare And Medical Service Agency”; and “to the Delegated Juridical Person” with “to the Incorporated Administrative Agency - Welfare And Medical Service Agency.”

3.	A Director, Executive Officer, Accounting Advisor (if the Accounting Advisor is a juridical person, the member who should execute the duties of such accounting advisor), Auditor or employee of JFC, or an officer or employee of the Incorporated Administrative Agency - Welfare And Medical Service Agency who has failed to submit reports pursuant to the provisions of Article 59, Paragraph 1 hereof, which shall apply mutatis mutandis by making replacements in the preceding Paragraph, or submitted false reports on the matters to be reported pursuant to the provisions of the same Paragraph, or refused, obstructed or evaded an inspection to be carried out pursuant to the provisions of the same Paragraph shall be liable to punishment by a fine not exceeding three hundred thousand yen (¥300,000).

4.	A Director, Executive Officer, Accounting Advisor or the member who should execute the duties of such Accounting Advisor, or Auditor, of JFC who has violated the order of the competent Ministers issued pursuant to the provisions of Article 58, Paragraph 2, which shall apply mutatis mutandis in Paragraph 2 of this Article, shall be liable to a non-penal fine not exceeding one million yen (¥1,000,000).

Article 39:

1.	JFC may, in addition to the cases set forth in Article 14 hereof and the preceding Paragraph, delegate, among the fund-loan operations listed in the rightmost column of Item (2) of Schedule I hereto and provided pursuant to the provisions of Article 11, Paragraph 1, Item (1) hereof, the Incorporated Administrative Agency - Postal Savings & Postal Life Insurance Management Organization, to perform the operations concerning (i) the acceptance of the applications for the loan of the Small Sum of Funds for Education by any depositor with the postal savings listed in Article 5, Paragraph 1, Item (6) of the Supplementary Provisions of the Act Concerning Adjustment, etc. of Relevant Acts as a Consequence of the Enforcement of Postal Services Privatization Act, etc. (Act No. 102 of 2005) who actually exists at the time of the enforcement of the same Act and whose application is submitted to JFC, pursuant to the provisions of Article 63-2 (including cases where the postal savings shall still remain effective pursuant to the provisions of Article 5, Paragraph 1 of the Supplementary Provisions of the same Act) of the Postal Savings Act (Act No. 144 of 1947) prior to the abolishment made pursuant to the provisions of Article 2 of the Act Concerning Adjustment, etc. of Relevant Acts as a Consequence of the Enforcement of Postal Services Privatization Act, etc., through the Incorporated Administrative Agency - Postal Savings & Postal Life Insurance Management Organization, or Japan Post existing before being dissolved pursuant to the provisions of Article 166, Paragraph 1 of the Postal Services Privatization Act (Act No. 97 of 2005) and (ii) the delivery of the monetary loans related to the loan of such Small Sum of Funds for Education to such person.

2.	The provisions of Article 58, Paragraph 2 hereof, Article 59 hereof and Article 60 hereof shall apply mutatis mutandis to the case where JFC delegates the Incorporated Administrative Agency - Postal Savings & Postal Life Insurance Management Organization to perform the operations pursuant to the provisions of the preceding Paragraph.

3.	Any Director, Executive Officer, Accounting Advisor (if the Accounting Advisor is a juridical person, the member who should execute the duties of such Accounting Advisor), Auditor or employee of JFC shall be liable to punishment by a fine not exceeding three hundred thousand yen (¥300,000) if he/she has failed to make the report set forth in the provisions of Article 59, Paragraph 1 hereof, which shall apply mutatis mutandis to the preceding Paragraph, made a false report on matters to be reported pursuant to the provisions of the same Paragraph, or refused, obstructed or evaded an inspection to be carried out pursuant to the provisions of the same Paragraph.

4.	Any Director, Executive Officer, Accounting Advisor or the member who should execute the duties of such Accounting Advisor, or Auditor, of JFC shall be liable to a non-penal fine not exceeding one million yen (¥1,000,000) if he/she has violated the order of the competent Ministers issued pursuant to the provisions of Article 58, Paragraph 2, which shall apply mutatis mutandis to Paragraph 2 of this Article.

Article 40:	Acceptance of Funds Entrusted from the Incorporated Administrative Agency Agriculture, Forestry and Fisheries Credit Foundation

If JFC intends to accept from the Incorporated Administrative Agency - Agriculture, Forestry and Fisheries Credit Foundation, the funds which are entrusted related to the agreement set forth in Article 6, Paragraph 2 of the Act on Temporally Measures Concerning Financial Accommodations, etc. to Promote Strengthening of Forestry Managerial Foundation, JFC shall obtain the authorization of the competent Ministers.

Article 41:	Delegation to Cabinet Orders

In addition to those prescribed in Article 3 of the Supplementary Provisions hereof through the preceding Article, the matters necessary with respect to the incorporation of JFC and the dissolution of NLFC, etc. shall be prescribed by Cabinet Orders.

Article 42:	Abolishment of the National Life Finance Corporation Act, etc.

The following Acts shall be abolished:

(1)	The National Life Finance Corporation Act;

(2)	The Agriculture, Forestry and Fisheries Finance Corporation Act;

(3)	The Japan Finance Corporation for Small and Medium Enterprise Act; and

(4)	The Japan Bank for International Cooperation Act.

Article 43:	Transitional Measures Necessary in Connection with Abolishment of the National Life Finance Corporation Act, etc.

1.	The acts, such as disposition and procedures, performed before the enforcement of the provisions of the preceding Paragraph pursuant to the provisions of the Former National Life Finance Corporation Act (excluding Article 13 thereof), the Former Agriculture, Forestry and Fisheries Finance Corporation Act (excluding Article 10 thereof), the Former Japan Finance Corporation for Small and Medium Enterprise Act (excluding Article 11 thereof) or the Former Japan Bank for International Cooperation Act (excluding Article 11 thereof) shall be deemed as the acts, such as disposition and procedures, performed pursuant to the corresponding provisions of this Act.

2.	With respect to the obligation, pursuant to the provisions of Article 19 of the Former Japan Bank for International Cooperation Act, to prohibit the officers or employees of the Japan Bank for International Cooperation or persons who were in these positions from disclosing or appropriating any secrets which became known in connection with their duties, the provisions in force before the enforcement of the provisions of the preceding Article shall remain applicable even after the enforcement of the provisions of the preceding Article.

3.	In addition to the matters set forth in the preceding two (2) Paragraphs, the transitional measures which are necessary in connection with the abolishment of the Acts listed in each Item of the preceding Article shall be prescribed by a Cabinet Order.

Article 44:	Transitional Measures Concerning Application of Penal Provisions

With regard to the application of penal provisions to the acts performed prior to the enforcement of Article 42 of the Supplementary Provisions hereof and the acts performed after the enforcement of the same Article related to the matters to which the provisions in force theretofore shall remain applicable pursuant to the provisions of this Act, the penal provisions in force theretofore shall remain applicable.

Article 45:	Deemed Designation, etc. to Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry as Designated Financial Institution

1.	Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry shall be deemed to have been designated pursuant to the provisions of Article 11, Paragraph 2 hereof on the date prescribed in Article 1, Item (5) of the Supplementary Provisions hereof. In this case, the provisions of Article 16, Paragraphs 1, 4 and 5 hereof and Article 18 hereof shall not apply. In addition, “Any person who intends to obtain the Designation shall, in accordance with the procedures prescribed by the competent Ministry Ordinance,” and “submit the same to the competent Ministers by attaching the same to the application for designation” referenced in Article 16, Paragraph 2 hereof shall be treated as meaning “Any Designated Financial Institution shall, before the execution of the Agreement set forth in Article 21, Paragraph 1 hereof,” and “obtain the authorization of the competent Ministers,” respectively. “When the competent Ministers grant the Designation, the competent Ministers shall give the public notice, in the official gazette, of the Designated Financial Institution’s” referenced in Article 17, Paragraph 1 hereof shall be treated as meaning “When Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry is deemed to have had the Designation prescribed in Article 11, Paragraph 2 pursuant to the provisions of Article 45, Paragraph 1 of the Supplementary Provisions hereof, the competent Ministers shall give the public notice, in the official gazette, of Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry’s,” and other necessary technical replacements shall be prescribed by a Cabinet Order.

2.	The Shoko Chukin Bank which actually exists at the time of enforcement of Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry Act (hereinafter referred to as the “Juridical Person before Conversion”) may perform the acts of preparation necessary for Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry to smoothly commence the Crises Response Operations on the date prescribed in Article 1, Item (5) of the Supplementary Provisions hereof, such as the application for authorization set forth in Article 16, Paragraph 2 hereof, which shall apply by making replacements pursuant to the provisions of the preceding Paragraph and the execution of the Agreement set forth in Article 21, Paragraph 1 hereof.

3.	The competent Ministers who have received an application for authorization made by the Juridical Person before Conversion pursuant to the provisions of the preceding Paragraph may grant the authorization as governed by the provisions of Article 16, Paragraph 2, which shall apply by making replacements pursuant to the provisions of the Paragraph 1 of this Article. In this case, if the Juridical Person before Conversion is authorized as governed by the provisions of the Article 16, Paragraph 2, Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry shall be deemed to have been authorized pursuant to the provisions of the same Paragraph on the date prescribed in Article 1, Item (5) of the Supplementary Provisions hereof.

4.	The Agreement executed as governed by the provisions of Article 21 hereof by the Juridical Person before Conversion pursuant to the provisions of Paragraph 2 of this Article shall be deemed as the Agreement executed by Kabushiki Kaisha Central Cooperative Bank for Commerce and Industry pursuant to the provisions of Article 21 hereof on the date prescribed in Article 1, Item (5) of the Supplementary Provisions hereof.

Article 46:	Deemed Designation, etc. to Kabushiki Kaisha Development Bank of Japan as Designated Financial Institution

1.	Kabushiki Kaisha Development Bank of Japan shall be deemed to have been designated pursuant to the provisions of Article 11, Paragraph 2 hereof on the date prescribed by Article 1, Item (5) of the Supplementary Provisions hereof. In this case, the provisions of Article 16, Paragraphs 1, 4 and 5 hereof and Article 18 hereof shall not apply. In addition, “Any person who intends to obtain the Designation shall, in accordance with the procedures prescribed by the competent Ministry Ordinance,” and “submit the same to the competent Ministers by attaching the same to the application for designation” referenced in Article 16, Paragraph 2 hereof shall be treated as meaning “Any Designated Financial Institution shall, before the execution of the Agreement set forth in Article 21, Paragraph 1 hereof,” and “obtain the authorization of the competent Ministers,” respectively. “When the competent Ministers grant the Designation, the competent Ministers shall give the public notice, in the official gazette, of the Designated Financial Institution’s” referenced in Article 17, Paragraph 1 hereof shall be treated as meaning “When Kabushiki Kaisha Development Bank of Japan is deemed to have had the Designation prescribed in Article 11, Paragraph 2 pursuant to the provisions of Article 46, Paragraph 1 of the Supplementary Provisions hereof, the competent Ministers shall give the public notice, in the official gazette, of Kabushiki Kaisha Development Bank of Japan’s,” and other technical replacements shall be specified by a Cabinet Order.

2.	The organizing members set forth in Article 5 of the Supplementary Provisions of Kabushiki Kaisha Development Bank of Japan (hereinafter referred to as the “Bank Organizing Members”) may perform the acts of preparation necessary for Kabushiki Kaisha Development Bank of Japan to smoothly commence the Crisis Response Operations on the date prescribed in Article 1, Item (5) of the Supplementary Provisions hereof, such as the application for authorization set forth in Article 16, Paragraph 2 hereof which shall apply by making replacements pursuant to the provisions of the preceding Paragraph and the execution of the Agreement set forth in Article 21, Paragraph 1 hereof.

3.	The competent Ministers who have received an application for authorization made by the Bank Organizing Members pursuant to the provisions of the preceding Paragraph may grant the authorization as governed by the provisions of Article 16, Paragraph 2, which shall apply by making replacements pursuant to the provisions of Paragraph 1 of this Agreement. In this case, if the Bank Organizing Member is authorized as governed by the provisions of the same Paragraph, Kabushiki Kaisha Development Bank of Japan shall be deemed to have been authorized pursuant to the provisions of the same Paragraph on the date prescribed by Article 1, Item (5) of the Supplementary Provisions hereof.

4.	The Agreement executed as governed by the provisions of Article 21 hereof by the Bank Organizing Members pursuant to the provisions of Paragraph 2 of this Article shall be deemed as the Agreement executed by Kabushiki Kaisha Development Bank of Japan pursuant to the provisions of Article 21 hereof on the date prescribed in Article 1, Item (5) of the Supplementary Provisions hereof.

Article 47:	Review on Status of JFC’s Operations

1.	After the establishment of JFC, the Government shall, taking into consideration the status of the enforcement of this Act, review the status of JFC’s operations, such as the operations of providing the loan of funds listed in Item (14) of Schedule I hereto pursuant to the provisions of Article 11, Paragraph 1 hereof, from the point of view that JFC has the purpose of supplementing the financial transactions implemented by ordinary financial institutions, and the Government shall, when it finds necessary, implement the required measures, such as the abolishment of operations, based on the results thereof.

2.	When five (5) years have passed after the establishment of JFC, the Government shall, taking into consideration the status of the enforcement of this Act, review the system related to the Designated Financial Institution and, when it finds necessary, implement the required measures based on the results thereof.

Schedule I (concerning Article 11)

(1)	A person who has the intention of conducting a business independently as well as having an appropriate business plan, with the prospect of continuing the business	Small sum of funds for business necessary to conduct the business (excluding the funds listed in Items (3) through (7) below)
(2)	A person who is to obtain an Education (meaning such education that is provided in high schools, specialized vocational training schools or universities prescribed by the School Education Act (Act No. 26 of 1947) or other equivalent educational facilities prescribed by a Cabinet Order; the same shall apply in this Item) or his/her relatives, who attains the requirements prescribed by a Cabinet Order, such as the income level	Small sum of the Funds for Education (meaning the funds necessary for the person who is to obtain the Education or his/her relatives to provide the Education)
(3)	A Person Engaged in the Life/Health-Related Businesses	Funds required to establish or maintain the facilities or equipment (including vehicles; the same shall apply in this Schedule) prescribed by a Cabinet Order (including the establishment or maintenance of facilities needed in connection with the establishment or maintenance of the said facilities or equipment) and other funds necessary to increase sanitation standards and promote modernization with respect to A Person Engaged in Life/Health-Related Businesses, which funds are prescribed by a Cabinet Order
(4)	A person employed for the living/healthcare related business engaged in by a Person Engaged in the Life/Health-Related Businesses, who satisfies the criteria prescribed by the competent Ministry Ordinance taking into consideration the number of years of employment for such living/healthcare related business	Funds required to establish the facilities or equipment necessary for such person to newly engage in a living/healthcare related business of the same type as the said living/healthcare related business
(5)	A living/healthcare trade association, living/healthcare trade small association, federation of living/healthcare trade associations or other equivalent persons, who engage in the business prescribed by a Cabinet Order, such as the production of goods	Funds required to establish or maintain the facilities or equipment necessary to engage in such business or funds necessary to engage in such business, which funds are prescribed by a Cabinet Order

(6)	A person who conducts research to improve and advance technology relating to the living/healthcare related business	Funds required to establish or maintain the facilities or equipment necessary to conduct such researches
(7)	A person who engages in the Business of Training Barbers or Cosmetologists (meaning the establishment of training facilities for barbers or training facilities for cosmetologists after obtaining a designation pursuant to the provisions of the Barbers Act (Act No. 234 of 1947) or the Cosmetologists Act (Act No. 163 of 1957))	Funds required to maintain the training facilities for barbers or the training facilities for cosmetologists
(8)	A Person Engaged in Agriculture, Forestry and Fishery

Long-term and low-interest funds that will contribute to the sustainable and sound development of the Agriculture, Forestry and Fishery and that are listed below (limited to such funds that are difficult to procure in capital markets):

a.  funds necessary to improve, develop or rehabilitate agricultural lands or pasturelands;

b.  funds necessary to acquire (in the case of acquiring land, at the same time, that is needed to be used as facilities such as windbreak forests, roads, channels and reservoirs in order to enhance the agricultural use of such lands, including the acquisition of such land) agricultural lands or meadow grazing lands (including such land that is to be agricultural land or meadow grazing land; the same shall apply in c. below) aiming for the improvement of agricultural management;

c.  with respect to the agricultural land or meadow grazing land, funds necessary to acquire rights other than ownership, such as rights of lease thereto, aiming for the use of and revenues therefrom, which funds are designated by the competent Ministers;

d.  funds necessary to plant or grow fruit trees (with respect to the funds necessary to grow fruit trees, limited to the funds related to the funds listed in Items (1) and (5) of Schedule V);

e.  funds necessary to plant or grow perennial plants, other than fruit trees, designated by the competent Ministers (hereinafter referred to as the “Designated Perennial Plants”) (limited to the funds related to the funds listed in Item (1) of Schedule V and, among the funds listed in Item (5) of the same Schedule, the funds related to the planting of the Designated Perennial Plants);

f.   funds necessary to purchase or breed livestock (limited to the funds related to the funds listed in Item (1) of Schedule V and, among the funds listed in Item (5) of the same Schedule, the funds related to the purchase of livestock);

g.  funds necessary in connection with the improvement of agricultural management, such as the expansion of the scale of agricultural management, rationalization of the production system, streamlining of management control and improvement of the condition of engagement in agriculture, which funds are designated by the competent Ministers;

h. funds necessary to ensure the solid agricultural management, which funds are designated by the competent Ministers;
i. funds necessary to implement the afforestation;
j. funds necessary in connection with the restrictions on the logging of timber in a forest;
k. funds necessary to improve, develop or rehabilitate paths through a forest;
l. funds necessary to maintain forest management, which funds are designated by the competent Ministers;

m. funds necessary to acquire forests (including the land that is to be forest) or practice silviculture, such as cultivation of forest, for the improvement of forest management, which funds are designated by the competent Ministers;

n. funds necessary to improve, develop, rehabilitate or acquire fishing port facilities;

o. funds necessary to remodel, build or acquire fishing boats;
p. funds necessary to ensure the solid fishery management, which funds are designated by the competent Ministers;

q.  funds necessary in connection with the measures, such as maintenance of facilities, including fishery boats, rationalization of production system, streamlining of management control for the improvement of fishery management, which funds are designated by the competent Ministers;

r.   funds necessary in connection with the maintenance of fishing operation, such as the reduction of the number of fishing boats and suspension of fishing operation, which funds are designated by the competent Ministers;

s. funds necessary to improve, develop or acquire salt manufacturing facilities;
t. funds necessary to improve, develop, rehabilitate or acquire facilities for common use by a Person Engaged in Agriculture, Forestry and Fishery; or

u.  in addition to those listed in a. through t. above, funds necessary to improve, develop, rehabilitate or acquire facilities that will ensure the sustainable and sound development of the Agriculture, Forestry and Fishery (including funds related to the improvement, development, rehabilitation or acquisition of such facilities), which funds are designated by the competent Ministers

(9)	(i) A person, other than a local government, who sets up wholesale markets to deal in agricultural, livestock or fishery products (including the collective selling spaces established in, or adjoining to, such wholesale market area that are mainly used for the operation of selling the agricultural, livestock or fishery products other than those items dealt in such wholesale markets and that are reasonably deemed to constitute such wholesale market (hereinafter referred to as the “Attached Collective Selling Space”)), (ii) a person who engages in operation of wholesale (hereinafter referred to as the “Wholesaler”) or a person who engages in the Operation of Intermediary Wholesale (meaning the operation of selling the agricultural, livestock or fishery products wholesaled by the Wholesaler of such wholesale markets in such wholesale markets, after sorting or preparing the same, at stores established by a person who sets up wholesale markets to deal in agricultural, livestock or fishery products) (hereinafter referred to as the “Intermediary Wholesaler”) in such wholesale markets to deal in agricultural, livestock or fishery products or (iii) a juridical person with respect to which these persons are the main members or subscribers, which engages in operations equivalent to part of the operations of the Wholesaler or the Intermediary Wholesaler as such members or subscribers in order to improve the operations of such wholesale or the Operation of Intermediary Wholesale	Long-term and low-interest funds that will contribute to securing a stable supply of food or to the sustainable and sound development of the Agriculture, Forestry and Fishery, which funds are necessary to improve, develop or acquire the facilities in such wholesale markets (including the Attached Collective Selling Space) or the facilities necessary for the operations of wholesale or the Operation of Intermediary Wholesale that are recognized to be especially necessary to ensure the rationalization of distribution of agricultural, livestock or fishery products and the steady increase of consumption (limited to the funds lent to the Small and Medium Enterprises with a redemption period of more than ten (10) years)
(10)	A person who engages in the operations of production or processing, using agricultural, livestock or fishery products for which an increased demand is recognized to be especially necessary in view of the production situation and demand and supply situation (hereinafter referred to as the “Specific Agricultural, Forestry, Livestock or Fishery Products”) as raw materials or ingredients, through which operations the Specific Agricultural, Forestry, Livestock or Fishery Products will be used for new purposes or the Specific Agricultural, Forestry, Livestock or Fishery Products of a new variety are used as raw materials to be processed, and thereby the consumption of such Specific Agricultural, Forestry, Livestock or Fishery Products is recognized to be increased	Long-term and low-interest funds that will contribute to securing a stable supply of foods or to the sustainable and sound development of the Agriculture, Forestry and Fishery, which funds are necessary to improve, develop or acquire the facilities for the production or processing of the same or to otherwise develop or adopt new purposes or breed or adopt varieties, which funds are designated by the competent Ministers (limited to the funds lent to the Small and Medium Enterprises with a redemption period of more than ten (10) years)

(11)	A person who engages in (i) the business of production or processing, using agricultural, livestock or fishery products produced in the Designated Area (meaning the area in which, due to adverse geographical conditions, such as landform, agricultural production conditions are unfavorable and in order to ensure the sound development of agriculture, the comprehensive development of forestry or fishery, as well as agriculture, particularly needs to be promoted, and for such purpose, processing increased amount of agricultural, forestry, livestock or fishery products that are produced in such area and rationalizing the distribution thereof or promoting the comprehensive use of agriculture, forestry and fishery resources, such as agricultural lands and forests, existing in such area is recognized to be necessary and effective, which area is designated by the competent Ministers; the same shall apply hereinafter) (hereinafter referred to as the “Agricultural, Forestry, Livestock or Fishery Products in Designated Area”) as raw materials or ingredients, or (ii) the business of sale of raw or processed Agricultural, Forestry, Livestock or Fishery Products in Designated Area, which are recognized that the promoted processing of, or the rationalized distribution of, the Agricultural, Forestry, Livestock or Fishery Products in Designated Area is ensured to contribute to the promotion of the Agriculture, Forestry and Fishery in the Designated Area through the research and development or use, exploitation of demand or rationalization of business with respect to new products or technologies (hereinafter referred to as the “Research and Development, etc. of New Products”)	Long-term and low-interest funds that will contribute to securing a stable supply of foods or to the sustainable and sound development of the Agriculture, Forestry and Fishery and that are necessary to improve, develop or acquire the facilities for the production, processing or sale to conduct such Research and Development, etc. of New Products or to otherwise conduct such Research and Development, etc. of New Products, which funds are designated by the competent Ministers (limited to the funds lent to the Small and Medium Enterprises with a redemption period of more than ten (10) years)

(12)	A person who engages in the business of production, processing or distribution of Food (meaning food and beverages other than the drugs and the quasi-drugs defined in the Pharmaceutical Affairs Act (Act No. 145 of 1960)) or livestock feed (hereinafter referred to as the “Food Production, etc.”) or a juridical person formed by such persons (including such juridical person with respect to which these persons or local governments are the main members or subscribers or contribute the majority of the amount of basic properties, for the purpose of promoting the business of the Food Production, etc.)	Long-term and low-interest funds that will contribute to securing a stable supply of foods or to the sustainable and sound development of the Agriculture, Forestry and Fishery and that are necessary to improve, develop or acquire the facilities for the Food Production, etc. (in the case such facilities are to be used for the business designated by the competent Ministries, including funds necessary for such business in connection with the improvement, development or acquisition of such facilities) or necessary to conduct research and development of, or use, advanced new technology related to the Food Production, etc. (limited to those for which special expense was incurred or through which the rights to use such new technology is acquired), which funds are designated by the competent Ministers (excluding those listed in preceding three (3) Items, limited to the funds lent to the Small and Medium Enterprises with a redemption period of more than ten (10) years)
(13)	A person who establishes, in the Designated Area, the facilities where agriculture, forestry and fishery resources, such as agricultural land and forests are used for public health, which facilities contribute to the promotion of the Agriculture, Forestry and Fishery	Long-term and low-interest funds that are necessary to improve, develop or acquire such facilities or to otherwise establish such facilities and that are difficult to be accommodated by other financial institutions, which funds are designated by the competent Ministers (limited to the funds lent to the Small and Medium Enterprises with a redemption period of more than ten (10) years)
(14)	Small and Medium Enterprises	Funds necessary to promote the business (limited to those provided by the competent Ministers as the long-term funds that are for specific Small and Medium Enterprises and that are to be lent in accordance with the purpose of important measures related to the Small and Medium Enterprises)
(15)	Credit Guarantee Corporation	Funds to be a source necessary to increase the amount of guarantee liabilities and funds necessary to facilitate the performance thereof

Schedule II (concerning Article 11)

(1)	Performance of transactions, with respect to which the Specific Financial Institutions, etc. for General Public promise to make payment, while JFC promises to make payment in the case where any predetermined events related to the credit standing of the persons listed in the middle columns of Items (1) through (7) of Schedule I have occurred (including those with respect to which the Specific Financial Institutions, etc. for General Public promise to transfer the Specific Loan Receivables for General Public or the Specific Corporate Bonds for General Public in the case of the occurrence of such events), or similar transactions
(2)	Performance of transactions, with respect to which the Specific Financial Institutions, etc. for Agriculture, Forestry and Fishery promise to make payment, while JFC promises to make payment in the case where any predetermined events related to the credit standing of a Person Engaged in Agriculture, Forestry and Fishery have occurred (including those with respect to which the Specific Financial Institutions, etc. for Agriculture, Forestry and Fishery promise to transfer the Specific Loan Receivables for Agriculture, Forestry and Fishery or the Specific Corporate Bonds for Agriculture, Forestry and Fishery in the case of the occurrence of such events), or similar transactions
(3)	Performance of acquisition by assignment of the Specific Loan Receivables for Small and Medium Enterprises from the Specific Financial Institutions, etc. for Small and Medium Enterprises that provided a loan related to such Specific Loan Receivables for Small and Medium Enterprises and acquisition of all the Specific Corporate Bonds for Small and Medium Enterprises from the Specific Financial Institutions, etc. for Small and Medium Enterprises that acquired such Specific Corporate Bonds for Small and Medium Enterprises (limited to those newly issued by the Small and Medium Enterprises)
(4)	Provision of guarantee of the liabilities related to part of the Specific Loan Receivables for Small and Medium Enterprises and the Specific Corporate Bonds for Small and Medium Enterprises
(5)	Performance of transactions, with respect to which the Specific Financial Institutions, etc. for Small and Medium Enterprises promise to make payment, while JFC promises to make payment in the case where any predetermined events related to the credit standing of the Small and Medium Enterprises have occurred (including those with respect to which the Specific Financial Institutions, etc. for Small and Medium Enterprises promise to transfer the Specific Loan Receivables for Small and Medium Enterprises or the Specific Corporate Bonds for Small and Medium Enterprises in the case of the occurrence of such events), or similar transactions
(6)	Provision of guarantee of the liabilities related to the bond certificates underlying assets of which are the Specific Loan Receivables for Small and Medium Enterprises and the Specific Corporate Bonds for Small and Medium Enterprises (including the beneficial interests in trust thereof) and other equivalent securities prescribed by the competent Ministry Ordinance (hereinafter referred to as the “Specific Asset Backed Securities”) that are issued by the Specific Purpose Company, etc.
(7)	Performance of acquisition of the Specific Asset Backed Securities that are issued by the Specific Purpose Company, etc.
(8)	In the case where the Specific Financial Institutions, etc. for Small and Medium Enterprises establish the Specific Trust with respect to the Specific Loan Receivables for Small and Medium Enterprises and the Specific Corporate Bonds for Small and Medium Enterprises, performance of acquisition, from such Specific Financial Institutions, etc. for Small and Medium Enterprises, of (i) the beneficial interests in such Specific Trust and (ii) other equivalent beneficial interests in trust prescribed by the competent Ministry Ordinance

(8-2)	Provision of the Guarantee of Liabilities (including any act to assume liabilities which is equivalent to the guarantee of liabilities related to the provision of loans, by financial institutions prescribed by the competent Ministry Ordinance and other juridical persons prescribed by the competent Ministry Ordinance, to the Specific Purpose Company, etc. and the Trust Company, etc. (such provision of loans being limited to the provision of (i) loans, to the Specific Purpose Company, etc., of the funds necessary for such Specific Purpose Company, etc. to perform any acquisition of the Specific Accounts Receivables, etc. and the beneficial interests in trust thereof by assignment from the Small and Medium Enterprises and (ii) loans, to the Trust Company, etc., of the funds necessary for such Trust Company, etc. to perform any acceptance of the trust established by the Small and Medium Enterprises with respect to the Specific Accounts Receivables, etc.)
(8-3)	Provision of (i) loans, to the Specific Purpose Company, etc., of the funds necessary for such Specific Purpose Company, etc. to perform any acquisition of the Specific Accounts Receivables, etc. and the beneficial interests in trust thereof by assignment from the Small and Medium Enterprises and (ii) loans, to the Trust Company, etc., of the funds necessary for such Trust Company, etc. to perform any acceptance of the trust established by the Small and Medium Enterprises with respect to the Specific Accounts Receivables, etc.
(9)

Operations closely associated with the operations listed in each of the preceding Items or the operations of provision of a loan of the funds listed in the rightmost columns of Items (1) through (14) of Schedule I, which are listed below:

(i)     Assignment of all or part of the Specific Trust with respect to money and the beneficial interests in such Specific Trust;

(ii)    (x) Acquisition of the Preferred Shares (meaning the shares with respect to which no event of exercise of the voting rights exists at the time of issuance thereof and which carries preferable rights above those granted by common shares in terms of distribution of surplus and division of the remaining assets) and the Preferred Equity Investment (meaning the preferred equity investment defined in Article 2, Paragraph 5 of the Act Concerning Securitization of Assets (Act No. 105 of 1998)) of the Specific Purpose Company, etc. and (y) contribution to the General Incorporated Associations; and

(iii)    Loan to the Trust Company, etc. and the Specific Purpose Company, etc.

Notes: The terms used in this Schedule shall have the meanings defined as follows:

(1)	“Specific Financial Institutions, etc. for General Public” means the juridical persons, such as financial institutions, that are engaged in the loan to the persons listed in the middle columns of Items (1) through (7) of Schedule I of the funds listed in the corresponding rightmost columns of such Items, respectively, or the acquisition of corporate bonds issued by the persons listed in the middle columns of Items (1), (3), (4), (6) and (7) of the same Schedule in order to procure the funds listed in the corresponding rightmost columns of such Items, respectively (excluding the short-term corporate bonds provided in Article 66, Item (1) of the Act on Transfer Bonds, Shares, etc.; the same shall apply in (3), (4), (6), (7) and (9)), which are prescribed by the competent Ministry Ordinance.

(2)	“Specific Loan Receivables for General Public” means the loan receivables related to the loan to be made by the Specific Financial Institutions, etc. for General Public to the persons listed in the middle columns of Items (1) through (7) of Schedule I of the funds listed in the corresponding rightmost columns of such items, respectively.

(3)	“Specific Corporate Bonds for General Public” means the corporate bonds to be newly issued by the persons listed in the middle columns of Items (1), (3), (4), (6) and (7) of Schedule I in order for them to procure the funds listed in the corresponding rightmost columns of such Items, respectively, which are to be acquired by the Specific Financial Institutions, etc. for General Public by certain measures, such as acquisition through subscription.

(4)	“Specific Financial Institutions, etc. for Agriculture, Forestry and Fishery” means the juridical persons, such as financial institutions, engaged in the loan to a Person Engaged in Agriculture, Forestry and Fishery or the acquisition of corporate bonds issued by a Person Engaged in Agriculture, Forestry and Fishery, which are prescribed by the competent Ministry Ordinance.

(5)	“Specific Loan Receivables for Agriculture, Forestry and Fishery” means the loan receivables related to the loan to be made by the Specific Financial Institutions, etc. for Agriculture, Forestry and Fishery to a Person Engaged in Agriculture, Forestry and Fishery.

(6)	“Specific Corporate Bonds for Agriculture, Forestry and Fishery” means the corporate bonds to be newly issued by a Person Engaged in Agriculture, Forestry and Fishery, which are to be acquired by the Specific Financial Institutions, etc. for Agriculture, Forestry and Fishery by certain measures, such as acquisition through subscription.

(7)	“Specific Financial Institutions, etc. for Small and Medium Enterprises” means the juridical persons, such as financial institutions, engaged in the loan to the Small and Medium Enterprises or the acquisition of corporate bonds issued by the Small and Medium Enterprises, which are prescribed by the competent Ministry Ordinance.

(8)	“Specific Loan Receivables for Small and Medium Enterprises” means the loan receivables related to provision of a loan of the long-term funds to the Small and Medium Enterprises necessary for the promotion of their businesses that are made by the Specific Financial Institutions, etc. for Small and Medium Enterprises.

(9)	“Specific Corporate Bonds for Small and Medium Enterprises” means the corporate bonds issued by the Small and Medium Enterprises in order to procure long-term funds necessary for the promotion of their businesses, which have been acquired by the Specific Financial Institutions, etc. for Small and Medium Enterprises by certain measures, such as acquisition through subscription.

(10)	“Specific Purpose Company, etc.” means the specific purpose company (tokutei mokuteki kaisha) defined in Article 2, Paragraph 3 of the Act Concerning Securitization of Assets and the juridical persons that conduct the actions similar to the securitization of assets defined in Paragraph 2 of the same Article as prescribed by the competent Ministry Ordinance.

(11)	“Trust Company, etc.” means the trust companies defined in Article 2, Paragraph 2 of the Trust Business Act, the foreign trust companies defined in Paragraph 5 of the same Article or the financial institutions which have obtained the authorization set forth in Article 1, Paragraph 1 of the Act Concerning Additional Operation of Trust Business by a Financial Institution.

(12)	“Specific Trust” means the trust established by the methods listed in Article 3, Item (1) of the Trust Act (limited to those established, in a manner of executing a trust agreement set forth in the same Item with the Trust Company, etc.), the trust established by the methods listed in Item (3) of the same Article or any equivalent actions.

(13)	“Specific Accounts Receivables, etc.” means the monetary claims acquired by the Small and Medium Enterprises as a result of their businesses, such as the accounts receivables from the enterprises that are counterparties to the transactions of such Small and Medium Enterprises, as prescribed by the competent Ministry Ordinance.

Remarks:

(1)	The operations listed in Items (1), (2) and (5) may be performed, as prescribed by the competent Ministry Ordinance, respectively, only in the case where, JFC pays money, while when any predetermined events related to the credit standing of the persons listed in the middle columns of Items (1) through (7) of Schedule I, a Person Engaged in Agriculture, Forestry and Fishery or the Small and Medium Enterprises have occurred, the transactions with respect to which any person other than the Specific Financial Institutions, etc. for General Public set forth in Item (1), the Specific Financial Institutions, etc. for Agriculture, Forestry and Fishery set forth in Item (2) or the Specific Financial Institutions, etc. for Small and Medium Enterprises set forth in Item (5), which respectively promised to conduct transactions related to the relevant operations promises to make payment (including the transactions with respect to which JFC promises to assign (i) the Specific Loan Receivables for General Public or the Specific Corporate Bonds for General Public, (ii) the Specific Loan Receivables for Agriculture, Forestry and Fishery or the Specific Corporate Bonds for Agriculture, Forestry and Fishery or (iii) the Specific Loan Receivables for Small and Medium Enterprises or the Specific Corporate Bonds for Small and Medium Enterprises, upon the occurrence of the relevant events) or equivalent transactions are conducted.

(2)	The operations listed in Item (3) may be performed only in any of the following cases:

a.	where the Specific Trust is established with respect to the Specific Loan Receivables for Small and Medium Enterprises and the Specific Corporate Bonds for Small and Medium Enterprises set forth in Item (3), and all or part of the beneficial interests in such Specific Trust are assigned; or

b.	where the Specific Loan Receivables for Small and Medium Enterprises and the Specific Corporate Bonds for Small and Medium Enterprises set forth in Item (3) are assigned to the Specific Purpose Company, etc.

(3)	The operations listed in Item (4) may be performed only in any of the following cases:

a.	where, in providing a loan related to the Specific Loan Receivables for Small and Medium Enterprises set forth in Item (4) or in acquiring the Specific Corporate Bonds for Small and Medium Enterprises set forth in the same Item, the Specific Financial Institutions, etc. for Small and Medium Enterprises establish the Specific Trust with respect to such Specific Loan Receivables for Small and Medium Enterprises and such Specific Corporate Bonds for Small and Medium Enterprises and assign all or part of the beneficial interests in such Specific Trust;

b.	where, in providing a loan related to the Specific Loan Receivables for Small and Medium Enterprises set forth in Item (4) or in acquiring the Specific Corporate Bonds for Small and Medium Enterprises set forth in the same Item, the Specific Financial Institutions, etc. for Small and Medium Enterprises assign such Specific Loan Receivables for Small and Medium Enterprises and such Specific Corporate Bonds for Small and Medium Enterprises to the Specific Purpose Company, etc.; and

c.	where, in providing a loan related to the Specific Loan Receivables for Small and Medium Enterprises set forth in Item (4) or in acquiring the Specific Corporate Bonds for Small and Medium Enterprises set forth in the same Item, the Specific Financial Institutions, etc. for Small and Medium Enterprises conduct the transactions with respect to which the Specific Financial Institutions, etc. for Small and Medium Enterprises promise to make payment, while a counterparty promises to make payment upon the occurrence of predetermined events related to the credit standing of the Small and Medium Enterprises (including the transactions with respect to which the Specific Financial Institutions, etc. for Small and Medium Enterprises promises to assign the Specific Loan Receivables for Small and Medium Enterprises or the Specific Corporate Bonds for Small and Medium Enterprises, upon the occurrence of the relevant events) or similar transactions.

Schedule III (concerning Article 11)

(1)	The loan of funds necessary for the Export of Equipment, etc., the acquisition by assignment of loan receivables related to such funds, the Guarantee, etc. of Liabilities related to such funds or the acquisition of the Public/Corporate Bonds, etc. issued in order to procure such funds by certain measures, such as acquisition through subscription
(2)	The loan of funds necessary to ensure the reliable and timely Import of Important Goods, etc., the acquisition by assignment of loan receivables related to such funds, the Guarantee, etc. of Liabilities related to such funds or the acquisition of the Public/Corporate Bonds, etc. to be issued in order to procure such funds by certain measures, such as acquisition through subscription
(3)	The loan of funds (excluding short-term funds) to be used directly or indirectly for the business which the Juridical Persons, etc. of Japan, Foreign Governments, etc. or Foreign Juridical Persons, etc. Invested in conduct outside Japan, the acquisition by assignment of loan receivables related to such funds, the Guarantee, etc. of Liabilities related to such funds, in the case where the Juridical Persons, etc. of Japan, Foreign Juridical Persons, etc. Invested in, Foreign Financial Institutions, etc. or Foreign Governments, etc. conduct the Guarantee, etc. of Liabilities to the Juridical Persons, etc. of foreign countries with respect to such funds, the Guarantee, etc. of Liabilities related to such Guarantee, etc. of Liabilities, or the acquisition of the Public/Corporate Bonds, etc. to be issued in order to procure such funds by certain measures, such as acquisition through subscription
(4)	(i) The loan to the Foreign Governments, etc., Foreign Financial Institutions, etc. or international organizations, such as The International Monetary Fund, of long-term funds required for their overseas business or the import of goods or introduction of technologies by the foreign country concerned, or funds required to attain the international balance of payments or achieve the stability of the currency of the foreign country concerned, (ii) the acquisition by assignment of loan receivables related to such funds or the Guarantee, etc. of Liabilities related to such funds or (iii) the acquisition of the Public/Corporate Bonds, etc. issued in order to procure such funds by certain measures, such as acquisition through subscription
(5)	When it is found remarkably difficult for a foreign government or foreign resident to conduct overseas transactions, such as import by reason of the international balance of payments of the foreign country concerned, and it is found urgently necessary, the loan to the governments, governmental agencies or banks of the foreign country concerned of the short-term funds necessary to facilitate overseas transactions, such as import, until The International Monetary Fund, etc. (meaning international organizations, such as The International Monetary Fund, or governments, governmental agencies or banks of more than two (2) countries other than that foreign country concerned; the same shall apply hereinafter) provides funds to assist the development of the economy of the foreign country concerned (hereinafter referred to as the “Funds for Economic Assistance”)
(6)	The provision of contributions to persons who are carrying on business outside Japan (including those Juridical Persons, etc. of Japan whose sole purpose is to make overseas investments and who make contributions to those carrying on the aforesaid business) to contribute funds required for their business
(7)	The carrying out of the necessary studies related to the operations listed in each of the preceding Items

Notes: The terms used in this Schedule shall have the meanings assigned as follows:

(1)	“Export of Equipment, etc.” means the export of equipment (including aircraft, ships and rolling stock; the same shall apply in Note (5) below) and the parts thereof and accessories thereto produced in Japan and other goods produced in Japan, the export of which is recognized to make a remarkable contribution to the development or securement of Japan’s export or import markets, or the provision of the technologies which are recognized to contribute to the development or securement of Japan’s export or import markets or to the promotion of Japan’s economic interchange with foreign countries.

(2)	“Guarantee, etc. of Liabilities” means the guarantee of liabilities (including any act to assume liabilities which is equivalent to the guarantee of liabilities, only if the liabilities have a guarantee period of more than one (1) year) and the transactions with respect to which a party promises to make payment, while JFC promises to make payment in the case any event related to the credit standing of the persons predetermined by the parties has occurred (including those with respect to which either party promises to transfer monetary claims, such as loan receivables and Public/Corporate Bonds, etc., upon the occurrence of such event) or similar transactions.

(3)	“Public/Corporate Bonds, etc.” means (i) public bonds, corporate bonds or any equivalent bond certificates or (ii) beneficial interests in trust.

(4)	“Juridical Persons, etc.” means associations, such as juridical persons, or individuals.

(5)	“Import of Important Goods, etc.” means the import or introduction of goods (including equipment) or technologies, which are essential for the sound development of Japan’s trade relations with foreign countries or the national economy.

(6)	“Foreign Governments, etc.” means foreign governments, governmental agencies or local governments.

(7)	“Foreign Juridical Persons, etc. Invested in” means the Juridical Persons, etc. of foreign countries (including the Juridical Persons, etc. of foreign countries having a continuous economic relationship, such as the supply of raw materials or the dispatching of officers, with the Juridical Persons, etc. of Japan) who are related to the capital contributions to the Juridical Persons, etc. of Japan.

(8)	“Foreign Financial Institutions, etc.” means financial institutions, such as foreign banks, and other foreign juridical persons, provided by the competent Minister.

(9)	“Co-financing” means the loan of funds by Banks, etc. (meaning banks as defined in the Banking Act, long-term credit banks as defined in the Long-Term Credit Bank Act and other financial institutions provided by a Cabinet Order; the same shall apply hereinafter), concurrently with JFC.

Remarks:

(1)	Among the operations listed in Item (1), those which are related to the export destined for any area other than developing overseas areas (referred to as the “Developing Areas” in (8) and (13) below) may be conducted only when necessary countermeasures are taken in accordance with multilateral arrangements in the case where the governments, governmental agencies or local governments of the foreign countries, in which exporters conduct the export destined for the said area, provide credit grants, insurance underwriting or interest supplements with more favorable conditions than usual in order to promote the export from such foreign countries.

(2)	The operations listed in Item (1) may be conducted only with respect to the funds for persons other than the Juridical Persons, etc. of Japan.

(3)	Among the operations listed in Items (1) through (4), the Guarantee, etc. of Liabilities to any person other than the Juridical Persons, etc. of Japan (excluding those related to the Public/Corporate Bonds, etc.) may be conducted only if the Banks, etc., Foreign Financial Institutions, etc. or Foreign Governments, etc. provide a loan of such funds (including the case in which the loan receivables related to such loan are assigned to the persons provided by the competent Minister) or provide the Guarantee, etc. of Liabilities related to the Guarantee, etc. of Liabilities set forth in Item (3).

(4)	Among the operations listed in Items (1) through (4), those listed below may be conducted only when the loan thereof or the loan related to the loan receivables to be assigned is the Co-financing; provided, however, that this shall not apply, with respect to those listed under a. below, in the case where it is recognized that it is remarkably difficult for the Banks, etc. to provide a loan of funds together with JFC and the loan from JFC is urgently necessary to attain the purpose of such loan, and with respect to those listed under b. below, in the case where the loan receivables to the Foreign Juridical Persons, etc. Invested in with a redemption period of more than one (1) year are acquired by assignment within the period provided by the competent Minister for the purpose of assigning the same to the Specific Purpose Company, etc. (meaning the Specific Purpose Company, etc. defined in Note (10) of Schedule II; the same shall apply in (5) below) or for the purpose of establishing the Specific Trust (meaning the Specific Trust defined in Note (12) of the same Schedule; the same shall apply in (5) below), with respect to the same, in the Trust Company, etc. (meaning the Trust Company, etc. defined in Note (11) of the same Schedule; the same shall apply in (5) below) and assigning all or part of the beneficial interest in such Specific Trust:

a.	loan of funds listed in Items (1) through (3) made to the Juridical Persons, etc. of Japan; or

b.	acquisition by assignment of the loan receivables listed in Items (1) through (4).

(5)	Among the operations listed in Items (1) through (4), the Guarantee, etc. of Liabilities (limited to that related to the Public/Corporate Bonds, etc.) and the acquisition of the Public/Corporate Bonds, etc. may be conducted only in any of the following cases (with respect to the operations listed in Items (1) through (3) above, cases set forth in b. through f. below shall apply):

a.	where part of the Public/Corporate Bonds, etc. (limited to those with a redemption period of more than one (1) year; the same shall apply in b. and c. below) that were issued by the Foreign Financial Institutions, etc., the Foreign Governments, etc. or international organizations, such as The International Monetary Fund, are acquired (excluding the case listed in b. below);

b.	where the Public/Corporate Bonds, etc. are acquired and then such Public/Corporate Bonds, etc. are assigned to the Specific Purpose Company, etc. within the period provided by the competent Minister or where the Specific Trust is established to the Trust Company, etc. with respect to the Public/Corporate Bonds, etc. and then all or part of beneficial interests in such Specific Trust is assigned;

c.	where the Public/Corporate Bonds, etc. to be issued by the Specific Purpose Company, etc. or the Trust Company, etc. underlying assets of which are loan receivables or the Public/Corporate Bonds, etc. are acquired;

d.	where the Guarantee, etc. of Liabilities relating to the Public/Corporate Bonds, etc. to be issued by the Foreign Juridical Persons, etc. Invested in, the Foreign Financial Institutions, etc., the Foreign Governments, etc. or international organizations, such as The International Monetary Fund, is performed;

e.	when the Specific Purpose Company, etc. or the Trust Company, etc. issues the Public/Corporate Bonds, etc. underlying assets of which are loan receivables or the Public/Corporate Bonds, etc., in the case where the Guarantee, etc. of Liabilities related to such loan receivables or Public/Corporate Bonds, etc., which constitute such underlying assets, or the Public/Corporate Bonds, etc. to be issued by the Specific Purpose Company, etc. or the Trust Company, etc. is performed (excluding the Guarantee, etc. of Liabilities related to the Public/Corporate Bonds, etc. to be issued by the Banks, etc.); or

f.	when the Specific Purpose Company, etc. issues the Public/Corporate Bonds, etc. underlying assets of which are loan receivables or the Public/Corporate Bonds, etc., in the case where the Guarantee, etc. of Liabilities is performed related to the borrowing of funds by the Specific Purpose Company, etc. for the purpose of acquiring by assignment, or acquiring, such loan receivables or Public/Corporate Bonds, etc., which constitute such underlying assets.

(6)	The operations listed in Item (2) (excluding those conducted in order to promote overseas development and securement of resources important for Japan) may be conducted only with respect to the Guarantee, etc. of Liabilities related to the funds listed below:

a.	funds necessary to import the products, such as aircraft, provided by the competent Minister, with respect to which the products produced in Japan are not sufficient to replace and the import to Japan is essential; or

b.	funds necessary to introduce such technologies provided by the competent Minister, with respect to which the technologies of Japan are not sufficient to replace and the introduction to Japan is essential.

(7)	Among the operations listed in Item (3), the operations of provision of the loan of funds necessary for the overseas business to be conducted by the Juridical Persons, etc. of Japan may be conducted only if such loan is provided directly to such Juridical Persons, etc.

(8)	The operations listed in Item (3) (excluding those conducted in order to promote overseas development and securement of resources important for Japan) may be conducted only with respect to the business to be conducted in the Developing Areas.

(9)	Among the operations listed in Item (3) (excluding those conducted in order to promote overseas development and securement of resources important for Japan), loans to the Juridical Persons, etc. of Japan may be conducted only with respect to the Small and Medium Enterprises or medium enterprises provided by the competent Minister.

(10)	The loan to the governments, governmental agencies or banks of foreign countries listed in Item (5) may be conducted by obtaining the authorization of the competent Minister only when the provision of the Funds for Economic Assistance from The International Monetary Fund, etc. is expected to be certain and any of the following case occurs:

a.	where, by appropriating all or part of the Funds for Economic Assistance from The International Monetary Fund, etc. (excluding JFC) for the redemption of the funds related to the loan, the redemption is expected to be secured

b.	where adequate underlying assets are secured for the loan.

(11)	The operations listed in Item (7) may be conducted only if they are the minimum necessary to perform the operations listed in Items (1) through (6) smoothly and effectively.

(12)	Notwithstanding the provisions of (2) or (9) above, all or part of the operations listed below may be conducted in the case where the execution of the export or overseas business of the Juridical Persons, etc. of Japan has become remarkably difficult due to disruptions to international financial order when the competent Minister determines that the exceptions of operations of JFC are necessary in order to deal therewith:

a.	among the operations listed in Item (1), those relating to the funds provided to the Juridical Persons, etc. of Japan; or

b.	among the operations listed in Item (3), a loan to persons other than those provided by the competent Minister set forth in (9) above.

(13)	Notwithstanding the provisions of (8) above, with respect to the business in any area other than the Developing Areas, when it is recognized especially necessary in order to promote the policies of the Government concerning the maintenance or improvement of the international competitiveness of Japanese industries, the operations related to such business among the operations listed in Item (3) may be conducted as prescribed by a Cabinet Order.

Schedule IV (concerning Article 12)

Type of Loans;	Interest Rate (Annual)	Redemption Period (Year)	Grace Period (Year)
(1) Funds listed in Item (8) of Schedule I:

1. funds necessary to improve, develop or rehabilitate agricultural lands or pasturelands	7%	25	10
2. funds necessary to plant or grow fruit trees	8%	25	10
3. funds necessary to ensure the solid agricultural management, which funds are designated by the competent Ministers	5%	20	3
4. funds necessary to implement the afforestation	7%	35	20
5. funds necessary in connection with the restrictions on the logging of timber in a forest	5%	30	30
6. funds necessary to improve, develop or rehabilitate paths through a forest	8%	20	3
7. funds necessary to maintain forest management, which funds are designated by the competent Ministers	5.5%	20	20
8. funds necessary to improve, develop, rehabilitate or acquire fishing port facilities	7%	20	3
9. funds necessary to remodel, build or acquire fishing boats	8.5%	18	3
10. funds necessary to ensure the solid fishery management, which funds are designated by the competent Ministers	5.5%	23	3
11. funds necessary to improve, develop or acquire salt manufacturing facilities	8.5%	20	5
12. funds necessary to improve, develop, rehabilitate or acquire facilities for common use by a Person Engaged in Agriculture, Forestry and Fishery	8.5%	30	8
13. in addition to those listed in 1. through 12. above, funds necessary to improve, develop, rehabilitate or acquire facilities that will ensure the sustainable and sound development of the Agriculture, Forestry and Fishery (including funds related to the improvement, development, rehabilitation or acquisition of such facilities), which funds are designated by the competent Ministers	8.5%	25	8
(2) Funds listed in the rightmost column of Item (9) of Schedule I	8.5%	25	5
(3) Funds listed in the rightmost columns of Items (10) and (11) of Schedule I	8.5%	15	3
(4) Funds listed in the rightmost column of Item (12) of Schedule I	9.5%	15	3
(5) Funds listed in the rightmost column of Item (13)	8.5%	15	3

Schedule V (concerning Article 12)

Type of Loans	Interest Rate (Annual)	Redemption Period (Year)	Grace Period (Year)

(1)    Funds listed below necessary to comprehensively and systematically ensure the improvement of agricultural management, as a unit, such as the expansion of the scale of agricultural management, rationalization of the production system, streamlining of management control and improvement of the condition of engagement in agriculture, in order to develop an efficient and stable agricultural management, which funds are those listed in the rightmost columns of a. through c., g., h. or u. of Item (8) in Schedule I or those necessary to plant or grow fruit trees or the Designated Perennial Plants or to purchase or breed livestock:

1.       The funds in the case where the improvement of agricultural management related to such funds are carried out in accordance with the agricultural management improvement plan recognized as prescribed in Article 12, Paragraph 1 of the Act Concerning Promotion of Strengthening of Agricultural Management Base, the management improvement plan recognized as prescribed in Article 2-5 of the Act Concerning Promotion of Production of Cows for Dairy and Beef (Act No. 182 of 1954) or the fruit farm management plan recognized as prescribed in Article 3, Paragraph 1 of the Act on Special Measures Concerning Promotion of Fruit and Agriculture Industry (Act No. 15 of 1961)

	3.5%	25	10
2. Funds other than those listed in 1. above, which are designated by the competent Ministers	5% (With respect to the funds listed in the rightmost column of b. of Item (8) in Schedule I, annual 3.5%)	25	3 (With respect to the funds necessary to plant or grow fruit trees, 10 years)

Type of Loans	Interest Rate (Annual)	Redemption Period (Year)	Grace Period (Year)

(2)    Funds listed in the rightmost column of t. or u. of Item (8) in Schedule I and below necessary to comprehensively and systematically conduct the business in a certain area necessary to implement the structural improvement of the forestry industry, which funds are designated by the competent Ministers:

1. Funds other than those listed in 2. below	3.5% (With respect to the funds in the case where the amount required for the business related to such funds is less than the amount specified by the competent Ministers, annual 5%)	20	3
2. Funds in the case where the business related to such funds are conducted by receiving a subsidy from the Government of Japan	6.5% (With respect to the funds listed in the rightmost column of t. of Item (8) in Schedule I, annual 7.5%)	20	3

Type of Loans	Interest Rate (Annual)	Redemption Period (Year)	Grace Period (Year)

(3)    Funds listed below necessary to acquire forests (including the land that is to be forest; the same shall apply in 1. below) or practice silviculture, such as cultivation of forests, for the improvement of forest management, which funds are designated by the competent Ministers or the funds listed in the rightmost column of u. of Item (8) in Schedule I and below which are necessary for the improvement of forest management during the period of silviculture, either of which funds designated by the competent Ministers:

1. Funds related to the acquisition of forests	3.5% (With respect to the funds provided to any person other than those conforming to the requirements specified by the competent Ministers related to the implementation of the forest operation (shinrin segyo), annual 5%)	25	25
2. Funds related to the silviculture, such as cultivation of forests	5%	20	20
3. Funds listed in the rightmost column of u. of Item (8) in Schedule I	6.5%	15	3

Type of Loans	Interest Rate (Annual)	Redemption Period (Year)	Grace Period (Year)

(4)    Funds listed in the rightmost columns of o., q., r., t. or u. of Item (8) in Schedule I and below falling under the funds set forth in each Item of Article 9 of the Act on Special Measures Concerning Improvement and Reconstruction and Readjustment of Fishery Industry (Act No. 43 of 1976), which funds are designated by the competent Ministers:

1. Funds related to the remodeling, building or acquisition of fishing boats (excluding those listed in 3. below)	3.5%	18	3
2. Funds related to the maintenance of fishing operation, such as the reduction of the number of fishing boats and suspension of fishing operation	5%	15	5
3. Funds related to the improvement, development or acquisition of facilities for common use by persons engaged in fishery	6.5%	18	3
4. Funds other than those listed in 1. through 3. above	5%	18	3

(5)    Funds listed in the o., t. or u. of Item (8) of Schedule I and below falling under the funds set forth in Article 17 of the Act Concerning Development of Mountain Villages (Act No. 15 of 2000) or Article 26 of the Act on Special Measures Concerning Promotion of Self-Reliance of Depopulated Areas (Act No. 64 of 1965) or the funds necessary to plant or grow fruit trees, to plant the Designated Perennial Plants or to purchase livestock, which funds are designated by the competent Ministers:

1. Funds other than those listed in 2 below	5% (During the grace period, annual 4.5%)	25	8
2. Funds in the case where the business related to such funds are conducted by receiving a subsidy from the Government of Japan	6.5% (With respect to the funds listed in the rightmost column of t. of Item (8) in Schedule I, annual 7.5%)	25	8

This English version of the Law has been prepared purely for information purposes, and should not be considered as an official translation of the Japan Finance Corporation or any authorities of Japanese Government.